Exhibit 99.1 Financial Statements and related notes thereto

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Alpha Natural Resources, Inc.:

We have audited the accompanying consolidated balance sheets of Alpha Natural Resources, Inc. and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpha Natural Resources, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting for noncontrolling interests and convertible debt instruments due to the adoption of new accounting requirements effective January 1, 2009 and retroactively adjusted all periods presented in the consolidated financial statements for these changes. Also as discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for business combinations due to the adoption of new accounting requirements effective January 1, 2009.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 1, 2009 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.  In conducting the evaluation of the effectiveness of internal control over financial reporting, the Company did not include the internal controls of the acquired assets of Foundation Coal Holdings, Inc. (Foundation), which the Company acquired on July 31, 2009.  Foundation’s total assets of $3,509 million and total revenues of $716.8 million are included in the Company’s consolidated financial statements as of and for the year ended December 31, 2009.  Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting associated with the acquired assets of Foundation.

/s/  KPMG LLP

Roanoke, Virginia
March 1, 2010, except for Note 23 which is as of March 15, 2010

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Years Ended December 31,
	2009	2008	2007

Revenues:
Coal revenues	$2,210,629	$2,140,367	$1,558,665
Freight and handling revenues	189,874	279,853	205,086
Other revenues	95,004	48,533	42,403
Total revenues	2,495,507	2,468,753	1,806,154
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	1,616,905	1,627,960	1,284,840
Gain on sale of coal reserves	—	(12,936)	—
Freight and handling costs	189,874	279,853	205,086
Other expenses	21,016	91,461	22,725
Depreciation, depletion and amortization	252,395	164,969	153,987
Amortization of acquired coal supply agreements, net	127,608	—	—
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	170,414	71,923	58,485
Total costs and expenses	2,378,212	2,223,230	1,725,123
Income from operations	117,295	245,523	81,031
Other income (expense):
Interest expense	(82,825)	(39,812)	(40,366)
Interest income	1,769	7,351	2,266
Loss on early extinguishment of debt	(5,641)	(14,702)	—
Gain on termination of Cliffs’ merger, net	—	56,315	—
Miscellaneous income (expense), net	3,186	(3,834)	(93)
Total other income (expense), net	(83,511)	5,318	(38,193)
Income from continuing operations before income taxes	33,784	250,841	42,838
Income tax (expense) benefit	33,023	(52,242)	(9,965)
Income from continuing operations	66,807	198,599	32,873
Discontinued operations
Loss from discontinued operations	(14,278)	(27,873)	(6,653)
Mine closure/asset impairment charges	—	(30,172)	—
Gain on sale of discontinued operations	—	13,622	—
Income tax benefit	5,476	11,035	1,335
Loss from discontinued operations	(8,802)	(33,388)	(5,318)
Net income	58,005	165,211	27,555
Less : Net loss from discontinued operations attributable to noncontrolling interest	—	(490)	(179)
Net income attributable to Alpha Natural Resources, Inc.	$58,005	$165,701	$27,734
Amounts attributable to Alpha Natural Resources, Inc.
Income from continuing operations, net of tax	$66,807	$198,599	$32,873
Loss from discontinued operations, net of tax	(8,802)	(32,898)	(5,139)
Net income attributable to Alpha Natural Resources, Inc.	$58,005	$165,701	$27,734
Basic earnings per share:
Income from continuing operations attributable to Alpha Natural Resources, Inc.	$0.74	$2.90	$0.51
Loss from discontinued operations attributable to Alpha Natural Resources, Inc.	(0.10)	(0.48)	(0.08)
Net income attributable to Alpha Natural Resources, Inc.	$0.64	$2.42	$0.43
Diluted earnings per share:
Income from continuing operations attributable to Alpha Natural Resources, Inc.	$0.73	$2.83	$0.51
Loss from discontinued operations attributable to Alpha Natural Resources, Inc.	(0.10)	(0.47)	(0.08)
Net income attributable to Alpha Natural Resources, Inc.	$0.63	$2.36	$0.43

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$465,869	$676,190
Trade accounts receivable, net	232,631	163,674
Inventories, net	176,372	86,594
Prepaid expenses and other current assets	176,953	65,325
Total current assets	1,051,825	991,783
Property, equipment and mine development costs, net	1,082,446	356,758
Owned and leased mineral rights, net	1,985,855	180,458
Owned lands	91,262	12,882
Goodwill	357,868	20,547
Acquired coal supply agreements, net	396,491	—
Deferred income taxes	—	83,689
Other non-current assets	157,024	63,721
Total assets	$5,122,771	$1,709,838
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$33,500	$232
Note payable	—	18,288
Trade accounts payable	143,400	102,975
Accrued expenses and other current liabilities	258,293	140,459
Total current liabilities	435,193	261,954
Long-term debt	756,753	432,795
Pension and postretirement medical benefit obligations	682,991	60,211
Asset retirement obligations	190,724	90,565
Deferred income taxes	316,464	—
Other non-current liabilities	149,357	68,621
Total liabilities	2,531,482	914,146
Commitments and Contingencies (Note 19)
Stockholders’ equity:
Preferred stock — par value $0.01, 10,000,000 shares authorized, none issued	—	—
Common stock — par value $0.01, 200,000,000 shares authorized, 120,782,952 issued and 120,473,495 outstanding at December 31, 2009 and 70,513,880 issued and outstanding at December 31, 2008	1,208	705
Additional paid-in capital	2,194,305	484,261
Accumulated other comprehensive income (loss)	5,812	(30,107)
Treasury stock, at cost: 309,457 and 0 shares at December 31, 2009 and December 31, 2008, respectively	(8,874)	—
Retained earnings	398,838	340,833
Total stockholders’ equity	2,591,289	795,692
Total liabilities and stockholders’ equity	$5,122,771	$1,709,838

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2009	2008	2007

Operating activities:
Net income attributable to Alpha Natural Resources, Inc.	$58,005	$165,701	$27,734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	253,736	172,570	159,579
Amortization of acquired coal supply agreements, net	127,608	—	—
Amortization of debt issuance costs	4,689	4,364	2,318
Mark-to-market adjustments for derivatives	(3,647)	47,265	(8,925)
Accretion of asset retirement obligation	12,101	7,499	6,845
Accretion of debt discount	11,516	7,681	—
Loss on early extinguishment of debt	5,641	14,702	—
Stock-based compensation	37,802	17,871	9,681
Gain on sale of discontinued operations	—	(13,622)	—
Gain on sale of coal reserves	—	(12,936)	—
Employee benefit plans, net	30,696	8,673	8,552
Mine closure/asset impairment charges	—	34,706	—
Deferred income taxes	(49,754)	(17,107)	1,032
Other, net	547	(1,601)	348
Changes in operating assets and liabilities:
Trade accounts receivable, net	14,574	19,674	(12,968)
Inventories, net	(11,609)	(16,037)	15,543
Prepaid expenses and other current assets	(40,037)	(1,438)	8,195
Other non-current assets	1,080	(2,736)	(24,303)
Trade accounts payable	(26,735)	14,324	23,548
Accrued expenses and other current liabilities	(22,384)	13,864	11,684
Pension and postretirement medical benefit obligations	(37,450)	164	(969)
Asset retirement obligations	(7,298)	(4,825)	(6,124)
Other non-current liabilities	(2,861)	(713)	3,971
Net cash provided by operating activities	$356,220	$458,043	$225,741
Investing activities:
Capital expenditures	$(187,093)	$(137,751)	$(126,381)
Cash acquired from Foundation	23,505	—	—
Proceeds from disposition of property and equipment	1,197	16,649	6,101
Purchase of acquired companies	—	—	(43,908)
Purchases of marketable securities	(119,419)	—	—
Proceeds from sale of discontinued operations	—	45,000	—
Proceeds from sale of investment in coal terminal	—	1,500	—
Investment in Dominion Terminal Facility	—	(2,824)	—
Other, net	—	(199)	(1,015)
Net cash used in investing activities	$(281,810)	$(77,625)	$(165,203)
Financing activities:
Proceeds from issuance of long-term debt	$—	$287,500	$18,900
Payments of bank overdraft	—	(160)	(23,654)
Principal repayments of note payable	(18,288)	(595)	(20,941)
Principal repayments on long-term debt	(249,875)	(193,973)	(15,580)
Debt issuance costs	(13,067)	(10,861)	—
Premium payment on early extinguishment of debt	—	(10,736)	—
Excess tax benefit from stock-based awards	434	1,980	40
Proceeds from issuance of common stock, net of offering costs of $7,834	—	164,666	—
Common stock repurchases	(8,874)	—	—
Proceeds from exercise of stock options	5,171	3,586	3,932
Other, net	(232)	—	(2,126)
Net cash (used in) provided by financing activities	$(284,731)	$241,407	$(39,429)
Net (decrease) increase in cash and cash equivalents	$(210,321)	$621,825	$21,109
Cash and cash equivalents at beginning of period	676,190	54,365	33,256
Cash and cash equivalents at end of period	$465,869	$676,190	$54,365
Supplemental disclosures of non-cash investing and financing activities:
Issuance of common stock for acquisition accounting	$1,628,601	$—	$—
Insurance premium financing	$—	$18,288	$18,883

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(In thousands, except per share data)

	Alpha Natural Resources, Inc. Common Stockholders
					Accumulated		Total Alpha
			Additional		Other		Natural
	Common Stock		Paid-in	Treasury	Comprehensive	Retained	Resources Inc.	Noncontrolling
	Shares	Amount	Capital	Stock at Cost	Income (Loss)	Earnings	Equity	Interest	Total Equity

Balances, December 31, 2006	64,964	$650	$215,020	$—	$(19,019)	$147,398	$344,049	$—	$344,049
Comprehensive income:
Net income (loss)	—	—	—	—	—	27,734	27,734	(179)	27,555
Unrealized losses related to cash flow hedges, net of income tax benefit of $2,070	—	—	—	—	(6,298)	—	(6,298)	—	(6,298)
Adjustments to unrecognized gains and losses and amortization of employee benefit costs, net of income tax of ($997)	—	—	—	—	3,027	—	3,027	—	3,027
Total comprehensive income (loss)							24,463	(179)	24,284
Contribution from noncontrolling interest	—	—	—	—	—	—	—	1,752	1,752
Exercise of stock options	268	3	3,969	—	—	—	3,972	—	3,972
Stock-based compensation and net issuance of common stock for share vesting	537	5	8,347	—	—	—	8,352	—	8,352
Balances, December 31, 2007	65,769	$658	$227,336	$—	$(22,290)	$175,132	$380,836	$1,573	$382,409
Comprehensive income:
Net income (loss)	—	—	—	—	—	165,701	165,701	(490)	165,211
Unrealized losses related to cash flow hedges, net of income tax benefit of $3,111	—	—	—	—	(9,226)	—	(9,226)	—	(9,226)
Adjustments to unrecognized gains and losses and amortization of employee benefit costs, net of income tax of ($478)	—	—	—	—	1,409	—	1,409	—	1,409
Total comprehensive income (loss)							157,884	(490)	157,394
Initial impact of Accounting Standards Codification 470-20, net of income tax of $23,429	—	—	69,851	—	—	—	69,851	—	69,851
Contribution of noncontrolling interest in Gallatin in exchange for cash	—	—	—	—	—	—	—	(1,083)	(1,083)
Proceeds from public offering of common shares ($41.25 per share), net of offering costs of $7,834	4,182	42	164,624	—	—	—	164,666	—	164,666
Exercise of stock options	213	2	3,584	—	—	—	3,586	—	3,586
Stock-based compensation and net issuance of common stock for share vesting	350	3	18,866	—	—	—	18,869	—	18,869
Balances, December 31, 2008	70,514	$705	$484,261	$—	$(30,107)	$340,833	$795,692	$—	$795,692
Comprehensive income:
Net income	—	—	—	—	—	58,005	58,005	—	58,005
Unrealized gains related to cash flow hedges, net of income tax of ($552)	—	—	—	—	4,192	—	4,192	—	4,192
Amounts reclassified to earnings related to the termination of hedge accounting, net of income tax benefit of ($6,968)	—	—	—	—	17,668	—	17,668	—	17,668
Change in fair value of available-for-sale marketable securities, net of income tax benefit of $140	—	—	—	—	(220)	—	(220)	—	(220)
Adjustments to unrecognized gains and losses and amortization of employee benefit costs, net of income tax of ($9,092)	—	—	—	—	14,279	—	14,279	—	14,279
Total comprehensive income							93,924	—	93,924
Equity consideration for the Foundation acquisition	48,904	489	1,666,850	—	—	—	1,667,339	—	1,667,339
Exercise of stock options	564	6	5,165	—	—	—	5,171	—	5,171
Stock-based compensation and net issuance of common stock for share vesting	801	8	38,029	(8,874)	—	—	29,163	—	29,163
Balances, December 31, 2009	120,783	$1,208	$2,194,305	$(8,874)	$5,812	$398,838	$2,591,289	$—	$2,591,289

See accompanying Notes to Consolidated Financial Statements.

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES

NOTES to CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(1)  Business and Basis of Presentation

Business

Alpha Natural Resources, Inc. and its consolidated subsidiaries (the “Company”) are primarily engaged in the business of extracting, processing and marketing steam and metallurgical coal from surface and deep mines, and mainly sell to electric utilities, steel and coke producers, and industrial customers. The Company, through its subsidiaries, is also involved in marketing coal produced by others to supplement its own production and, through blending, provides its customers with coal qualities beyond those available from its own production.

On July 31, 2009, Alpha Natural Resources, Inc. (“Old Alpha”) and Foundation Coal Holdings, Inc. (“Foundation”) merged (the “Merger”) with Foundation continuing as the surviving legal corporation of the Merger. Subsequent to the Merger, Foundation was renamed Alpha Natural Resources, Inc. (the “Company” or “Alpha”). For financial accounting purposes, the Merger was treated as a reverse acquisition and Old Alpha was treated as the accounting acquirer. Accordingly, Old Alpha’s financial position as of December 31, 2008 and its results of operations for the years ended December 31, 2008 and 2007 do not include financial results for Foundation. For the year ended December 31, 2009, Foundation’s financial results are included for the five month period August 1, 2009 through December 31, 2009 (Note 20).

At December 31, 2009, the Company’s operations consisted of 36 deep and 25 surface mines, which are located in Virginia, West Virginia, Pennsylvania, Kentucky and Wyoming. At December 31, 2009, the Company had approximately 6,400 employees, of which 21% are affiliated with union representation with the United Mine Workers of America (“UMWA”). The Company’s union represented employees are primarily located in Virginia, West Virginia and Pennsylvania.

On April 7, 2008, the Company completed concurrent public offerings of 4,181,817 shares of common stock at $41.25 per share and $287,500 aggregate principal amount of 2.375% convertible senior notes due 2015 (the “Convertible Notes”). The aggregate net proceeds from the common stock offerings and the notes offerings were $443,262 after commissions and expenses.

Basis of Presentation

The consolidated financial statements include Alpha and its majority owned and controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

During 2008, Old Alpha announced the permanent closure of the Whitetail Kittanning Mine, an adjacent coal preparation plant and other ancillary facilities (“Kingwood”) and sold its interest in Gallatin Materials LLC (“Gallatin”) (See Note 24). The results of Kingwood and Gallatin have been reported as discontinued operations for all periods presented.

On January 1, 2009, Old Alpha adopted Accounting Standards Codification (“ASC”) 470-20, Debt with Conversion and other Options (“ASC 470-20”). ASC 470-20 has been retrospectively applied as of the issuance date of April 7, 2008 for the Company’s outstanding 2.375% convertible senior notes due 2015 (“the Convertible Notes”). ASC 470-20 requires issuers of convertible debt instruments that may be settled wholly or partially in cash upon conversion to separately account for the liability and equity components in a manner reflective of the issuers’ nonconvertible debt borrowing rate. Adoption of the standard resulted in the following balance sheet impacts at December 31, 2008: (1) a reduction of debt by $87,830 and an increase in paid in capital of $69,851, (2) an increase to deferred loan costs of $5,309, (3) a net reduction to deferred tax assets of $23,124 ($36,262 reduction in deferred tax assets, offset by a $13,138 change in the valuation allowance), and (4) a net increase in retained earnings of $164. The deferred loan fees and debt discount are being amortized and accreted, respectively, over the term of the convertible notes. Interest expense of $11,704 and $8,318 was recorded for the years ended December 31, 2009 and 2008, respectively, related to amortization of the deferred loan fees and accretion of the debt discount.

The presentation and disclosure requirements of ASC 810, Consolidation, were adopted January 1, 2009, which require a non-controlling interest to be included in the Consolidated Balance Sheets as a separate component within shareholders’ equity separate from the parent’s equity; and consolidated net income to be reported in the Consolidated Statements of Operations as a consolidated amount and as amounts separately attributable to the parent and non-controlling interest. The presentation requirements have been applied retrospectively to all periods presented. The presentation and disclosure requirements did not have any effect on our financial condition, results of operations or cash flows.

Reclassifications

Prior period Coal revenues, Other revenues and Other expenses have been adjusted due to the reclassification of mark-to-market gains and losses on derivative swap and option agreements; forward coal sale and purchase contracts that are accounted for as derivatives; and financial settlements (“book-outs”) of coal contracts. Mark-to-market gains and losses for all derivative instruments were previously reported in (Increase) Decrease in fair value of derivative instruments, net in the Consolidated Statements of Operations for the years ended December 31, 2008 and 2007. Mark-to-market gains and losses on commodity swap and diesel fuel option agreements are reported in Other expenses and mark-to-market gains and losses on forward coal sale and purchase contracts and coal option agreements are reported in Other revenues. Contract settlements, which previously were reported in Coal revenues, are reported in Other revenues. As a result of the change in presentation, the following reclassifications have been made in the Consolidated Statements of Operations for the years ending December 31, 2008 and 2007:

	Year Ended December 31, 2008		Year Ended December 31, 2007
	Previously Reported	As Reported	Previously Reported	As Reported
Coal revenues	$2,130,581	$2,140,367	$1,558,892	$1,558,665
Other revenues	$54,980	$48,533	$33,241	$42,403
Other expenses	$40,857	$91,461	$22,715	$22,725
(Increase) decrease in fair value of derivative instruments, net	$47,265	$—	$(8,925)	$—

(2)  Summary of Significant Accounting Policies

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include inventories; mineral reserves; allowance for non-recoupable advanced mining royalties; asset impairments; environmental and reclamation obligations; acquisition accounting; pensions, postemployment, postretirement medical and other employee benefit obligations; useful lives for depreciation, depletion, and amortization; workers’ compensation and black lung claims; current and deferred income taxes; reserves for contingencies and litigation; revenue recognized using the percentage of completion method; and fair value of financial instruments. Estimates are based on facts and circumstances believed to be reasonable at the time; however, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held with reputable depository institutions and highly liquid, short-term investments with original maturities of three months or less. Cash and cash equivalents are stated at cost, which approximates fair market value. The Company’s cash equivalents consist of Commercial Paper and Money Market Funds and are maintained in AAA rated funds. As of December 31, 2009, all of the Company’s cash and cash equivalents held with our depository institution were guaranteed through a combination of FDIC insurance and the Company’s participation in a Transaction Account Guarantee Program offered by the Company’s depository institution.

Marketable Securities

The Company classifies its marketable securities as available-for-sale. These securities are recorded initially at cost and adjusted to fair value at each reporting date. Unrealized gains and losses resulting from the fair value adjustments are classified as a separate component of stockholders’ equity. Realized gains and losses on available-for-sale securities are computed using the specific identification method. Marketable securities with maturities of one year or less are reported in Prepaid expenses and other current assets (See Note 5). Marketable securities with maturities of greater than one year are reported in Other non-current assets (See Note 8).

Trade Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company establishes provisions for losses on accounts receivable when it is probable that all or part of the outstanding balance will not be collected. The Company regularly reviews its accounts receivable balances and establishes or adjusts the allowance as necessary using the specific identification method.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts was $104 at December 31, 2009 and 2008. Credit losses were insignificant for the three-year period ended December 31, 2009. A decline in current economic conditions, a prolonged global, national or regional economic recession or other similar events that have occurred in the past may significantly impact the creditworthiness of the Company’s customers. If any of those factors change, the estimates made by management could also change, which may affect the level of the Company’s future provision for doubtful accounts. The Company does not have off-balance sheet credit exposure related to its customers.

Inventories

Coal inventories are stated at the lower of average cost or market. The cost of coal inventories is determined based on average cost of production, which includes all costs incurred to extract, transport and process the coal. Market represents the estimated replacement cost, subject to a floor and ceiling, and considers the future sales price of the product based on prevailing and long-term prices, less the estimated preparation and selling costs. Coal is reported as inventory at the point in time the coal is extracted from the mine and weighed at a loading facility.

Material and supplies inventories are valued at average cost, less an allowance for obsolete and surplus items.

Deferred Longwall Move Expenses

The Company defers the direct costs, including labor and supplies, associated with moving longwall equipment and the related equipment refurbishment costs in Prepaid expenses and other current assets. These deferred costs are amortized on a units-of-production basis into Cost of coal sales over the life of the subsequent panel of coal mined by the longwall equipment (See Note 5).

Advanced Mining Royalties

Lease rights to coal lands are often acquired in exchange for royalty payments. Advance mining royalties are advance payments made to lessors under terms of mineral lease agreements that are recoupable against future production. These advance payments are deferred and charged to operations as the coal reserves are mined. The Company regularly reviews recoverability of advance mining royalties and establishes or adjusts the allowance for advance mining royalties as necessary using the specific identification method. In instances where advance payments are not expected to be offset against future production royalties, the Company establishes a provision for losses on the advance payments that have been paid and the scheduled future minimum payments are expensed and recognized as liabilities. Advance royalty balances are charged off against the allowance when the lease rights are either terminated or expire.

The changes in the allowance for advance mining royalties from continuing operations were as follows:

Balance at December 31, 2006	$5,859
Provision for non-recoupable advance mining royalties	511
Write-offs of advance mining royalties	(1,009)
Balance at December 31, 2007	5,361
Provision for non-recoupable advance mining royalties	504
Write-offs of advance mining royalties	(1,785)
Balance at December 31, 2008	4,080
Provision for non-recoupable advance mining royalties	721
Write-offs of advance mining royalties	(403)
Balance at December 31, 2009	$4,398

The changes in the allowance for advance mining royalties from discontinued operations were as follows:

Balance at December 31, 2006	$420
Provision for non-recoupable advance mining royalties	—
Write-offs of advance mining royalties	(245)
Balance at December 31, 2007	175
Provision for non-recoupable advance mining royalties	3,949
Write-offs of advance mining royalties	(275)
Balance at December 31, 2008	3,849
Provision for non-recoupable advance mining royalties	240
Write-offs of advance mining royalties	(4,079)
Balance at December 31, 2009	$10

Property, Equipment and Mine Development Costs

Costs for mineral properties and mine development incurred to expand capacity of operating mines or to develop new mines are capitalized and charged to operations on the units-of-production method over the estimated proven and probable reserve tons directly benefiting from the capital expenditures. Mine development costs include costs incurred for site preparation and development of the mines during the development stage. Mobile mining equipment and other fixed assets are stated at cost and depreciated on either a straight-line basis over estimated useful lives ranging from 1 to 20 years; or on a units-of-production basis. Leasehold improvements are amortized using the straight-line method, over the shorter of the estimated useful lives or term of the lease. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefitted. Maintenance and repairs are expensed as incurred.

The Company also capitalizes certain costs incurred in the development of internal-use software, including external direct material and service costs, and employee payroll and payroll-related costs. All capitalized internal-use software costs are amortized using the straight-line method over the estimated useful life of the asset.

Owned and Leased Mineral Rights

Costs to obtain coal lands and leased mineral rights are capitalized and amortized to operations as depletion expense using the units-of-production method. Only proven and probable reserves are included in the depletion base. Depletion expense is included in Depreciation, depletion and amortization on the accompanying Consolidated Statements of Operations and was $69,779, $47,843 and $43,447 for the years ended December 31, 2009, 2008, and 2007, respectively. Accumulated depletion of owned and leased mineral rights was $222,047 and $152,267 as of December 31, 2009 and 2008, respectively.

Acquired Coal Supply Agreements

Application of acquisition accounting in connection with the Merger resulted in the recognition of a significant asset for above market-priced coal supply agreements and a liability for below market-priced coal supply agreements on the date of the acquisition. The coal supply agreements were valued based on the present value of the difference between the expected contract revenues based on the stated contract terms, net of royalties and taxes imposed on sales revenues, and the estimated net contract revenues derived from applying forward market prices at the acquisition date for new contracts of similar duration and coal qualities. The coal supply agreement assets and liabilities are being amortized over the actual amount of tons shipped under each contract. Coal supply agreement assets valued in the Merger were $529,507 and coal supply agreement liabilities valued in the Merger were $25,610. The coal supply agreement liability is reported in Other non-current liabilities in the Consolidated Balance Sheets. Amortization of coal supply agreement assets was $133,016 of expense and amortization of coal supply agreement liabilities was a credit to expense of ($5,408), equating to a net expense of $127,608 for the year ended December 31, 2009 and reported as Amortization of acquired coal supply agreements, net in the Consolidated Statements of Operations. Accumulated amortization related to the coal supply agreement assets and liabilities was ($133,016) and $5,408, respectively, as of December 31, 2009. Future net amortization expense related to Acquired coal supply agreements, net is expected to be $255,152, $91,140, $31,706, and ($1,709) for the years ending December 31, 2010, 2011, 2012, and 2013, respectively.

Asset Impairment and Disposal of Long-Lived Assets

Long-lived assets, such as property, equipment, mine development costs, owned and leased mineral rights and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized equal to the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the Consolidated Balance Sheets.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable tangible and intangible assets of acquired companies. Goodwill is not amortized; instead, it is tested for impairment annually or more frequently if indicators of impairment exist. On an ongoing basis, absent any impairment indicators, the Company performs its goodwill impairment testing as of August 31 of each year.

The Company tests its consolidated goodwill for impairment using a fair value approach at the reporting unit level, and performs the goodwill impairment test in two steps. Step one compares the fair value of each reporting unit to its carrying amount. If step one indicates that an impairment potentially exists, the second step is performed to measure the amount of impairment, if any. Goodwill impairment exists when the estimated fair value of goodwill is less than its carrying value.

For purposes of the step one analysis, estimates of fair value for each reporting unit are based on discounted cash flows (the “income approach”). Under the income approach, the fair value of each reporting unit is based on the present value of estimated future cash flows. The income approach is dependent on a number of significant management assumptions including markets, sales volumes and prices, costs to produce, capital spending, working capital changes and the discount rate. The discount rate is commensurate with the risk inherent in the projected cash flows and reflects the rate of return required by an investor in the current economic conditions. The Company estimates the fair value of goodwill using a number of factors, including the application of multiples and discounted cash flow estimates.

Goodwill was $357,868 as of December 31, 2009 and of that amount, $337,321 was acquired on July 31, 2009 in connection with the Merger (Note 20). Due to the short period of time between the Merger and the annual impairment testing date and the absence of any impairment indicators between the date of acquisition and August 31, 2009 related to the goodwill acquired, the Company did not test the newly acquired goodwill for impairment. The Company’s annual goodwill impairment review performed on August 31, 2009 for the remaining $20,547 supported its carrying value. A portion of the goodwill acquired in the Merger was allocated to Old Alpha’s reporting units expected to benefit from the synergies to be gained from the acquisition using a “with and with-out” approach. The remaining goodwill was allocated to the acquired reporting units based on the relative fair value of the net assets of the reporting units.

Asset Retirement Obligation

Minimum standards for mine reclamation have been established by various regulatory agencies and dictate the reclamation requirements at the Company’s operations. The Company’s asset retirement obligations consist principally of costs to reclaim acreage disturbed at surface operations and estimated costs to reclaim support acreage and perform other related functions at underground mines. The Company records these reclamation obligations at fair value in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded. The Company annually reviews its estimated future cash flows for its asset retirement obligations. See Note 11 for further disclosures related to the Company’s asset retirement obligations.

Income Taxes

The Company recognizes deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. In evaluating the need for a valuation allowance, the Company takes into account various factors, including objective evidence obtained from historical earnings, future sales commitments, the expected level of future taxable income and available tax planning strategies, and the impact the alternative minimum tax has on utilization of deferred tax assets. If future taxable income is lower than expected or if expected tax planning strategies are not available as anticipated, the Company would record a change to the valuation allowance through income tax expense in the period the determination is made. See Note 15 for further disclosures related to the Company’s income taxes.

Revenue Recognition

The Company earns revenues primarily through the sale of coal, but also earns other revenues from sales of parts, equipment, filters, rebuild and refurbishment services, sales of coalbed methane and natural gas and road construction. With the exception of road construction revenue, the Company recognizes revenue using the following general revenue recognition criteria: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred or services have been rendered; 3) the price to the buyer is fixed or determinable; and 4) collectability is reasonably assured. Revenue from road construction contracts is recognized under the percentage of completion method of accounting.

Delivery on our coal sales is determined to be complete for revenue recognition purposes when title and risk of loss has passed to the customer in accordance with stated contractual terms and there are no other future obligations related to the shipment. For domestic shipments, title and risk of loss generally passes as the coal is loaded into transport carriers for delivery to the customer. For international shipments, title generally passes at the time coal is loaded onto the shipping vessel. In the event that a new contract is negotiated with a customer which incorporates an old contract with different pricing, the Company applies a single contract accounting concept and recognizes as revenue the lower of the cumulative amount billed or an amount based on the weighted average price of the new and old contracts applied to the tons sold.

Freight and handling costs paid to third-party carriers and invoiced to coal customers are recorded as Freight and handling costs and Freight and handling revenues, respectively.

Deferred Financing Costs

The costs to obtain new debt financing or amend existing financing agreements are deferred and amortized to interest expense over the life of the related indebtedness or credit facility using the straight-line method which approximates the effective interest method. Unamortized deferred financing costs are included in Other non-current assets in the Consolidated Balance Sheets.

Virginia Coalfield Employment Enhancement Tax Credit

For tax years 1996 through 2014, Virginia companies with an economic interest in coal earn tax credits based upon tons sold, seam thickness, and employment levels. The maximum credit earned equals $0.40 per ton for surface mined coal and $1.00 or $2.00 per ton for deep mined coal depending on seam thickness. Credits allowable are reduced from the maximum amounts if employment levels are not maintained from the previous year, and no credit is allowed for coal sold to Virginia utilities. Currently, the cash benefit of the credit is realized three years after being earned and either offsets taxes imposed by Virginia at 100% or is refundable by the state at 85% of the face value to the extent taxes are not owed. The Company records the present value of the portion of the credit that is refundable as a reduction of operating costs as it is earned.

Workers’ Compensation and Pneumoconiosis (Black Lung) Benefits

Workers’ Compensation

The Company is self-insured for workers’ compensation claims at certain of its operations in West Virginia, Pennsylvania and certain idled or closed mines. Workers’ compensation at all other locations is covered by a third-party insurance provider.

The liabilities for workers’ compensation claims that are self-insured by the Company are estimates of the ultimate losses incurred based on the Company’s experience, and include a provision for incurred but not reported losses. Adjustments to the probable ultimate liabilities are made either semi-annually or annually based on an actuarial study and adjustments to the liability are recorded based on the results of this study. These obligations are included in the Consolidated Balance Sheets as Accrued expenses and other current liabilities and Other non-current liabilities.

Black Lung Benefits

The Company is required by federal and state statutes to provide benefits to employees for awards related to black lung. The claims related to Old Alpha companies are covered by a third-party insurance provider in all locations where operations exist with the exception of West Virginia, which are self insured by Old Alpha companies. Charges are made to operations for self-insured state black lung claims in West Virginia, as determined by an independent actuary at the present value of the actuarially computed liability for such benefits over the employee’s applicable term of service. The Company recognizes on its balance sheet the amount of the Company’s unfunded Accumulated Benefit Obligation (“ABO”) at the end of the year. Amounts recognized in Accumulated other comprehensive income (loss) are adjusted out of Accumulated other comprehensive income (loss) when they are subsequently recognized as components of net periodic benefit cost.

The Company is largely self insured for federal and state black lung claims from operations acquired in the Merger. Claims paid for these operations are currently funded through a Section 501(c)(21) tax-exempt trust fund. Charges are made to operations for estimated benefits based on annual evaluations prepared by independent actuaries.

Pension and Other Postretirement Benefits

The Company is required to recognize the overfunded or underfunded status of a defined benefit pension plan as an asset or liability in its Consolidated Balance Sheets and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income (loss). The Company is required to measure plan assets and benefit obligations as of the date of the Company’s fiscal year-end balance sheet and provide the required disclosures as of the end of each fiscal year (See Note 16).

The Company accounts for health care benefits provided for current and certain retired employees and their dependents by accruing the cost of such benefits over the service lives of employees. Unrecognized actuarial gains and losses are amortized over the estimated average remaining service period for active employees and over the estimated average remaining life for retirees. The Company recognizes on its balance sheet the amount of the Company’s unfunded Accumulated Postretirement Benefit Obligation (“APBO”) at the end of the year. Amounts recognized in Accumulated other comprehensive loss are adjusted out of Accumulated other comprehensive loss when they are subsequently recognized as components of net periodic benefit cost.

Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted-average number of outstanding common shares for the period. Diluted earnings per share reflects the potential dilution that could occur if instruments that may require the issuance of common shares in the future were settled and the underlying common shares were issued. Diluted earnings per share is computed by increasing the weighted-average number of outstanding common shares computed in basic earnings per share to include the additional common shares that would be outstanding after issuance and adjusting net income from changes that would result from the issuance. Only those securities that are dilutive are included in the calculation (See Note 3).

Stock-Based Compensation

The Company recognizes expense for stock-based compensation awards based on the estimated grant-date fair value. For all grants, the amount of compensation expense to be recognized is adjusted for an estimated forfeiture rate which is based in part on historical data and other relevant factors. Compensation expense for awards with cliff vesting provisions is recognized on a straight-line basis from the measurement date through the vesting date. Compensation expense for awards with graded vesting provisions is recognized using the accelerated attribution method. See Note 17 for further disclosures related to the Company’s stock-based compensation arrangements.

Derivative Instruments and Hedging Activities

Derivative financial instruments are recognized as either assets or liabilities in the Consolidated Balance Sheets and measured at fair value. On the date a derivative instrument is entered into, the Company generally designates a qualifying derivative instrument as a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability or forecasted transaction (cash flow hedge). The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific firm commitments or forecasted transactions. The Company also formally assesses both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of the related hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively and records all future changes in fair value in current period earnings or losses.

For derivative instruments that have not been designated as cash flow hedges, changes in fair value are recorded in current period earnings or losses. For derivative instruments that have been designated as cash flow hedges, the effective portion of the changes in fair value are recorded in Accumulated other comprehensive income (loss) and any portion that is ineffective is recorded in current period earnings or losses. Amounts recorded in Accumulated other comprehensive income (loss) are reclassified to earnings or losses in the period the underlying hedged transaction affects earnings or when the underlying hedged transaction is no longer probable of occurring. See Note 14 for further disclosures related to the Company’s derivative financial instruments and hedging activities.

Equity-Method Investments

Investments in unconsolidated affiliates that the Company has the ability to exercise significant influence over, but not control, the operating activities are accounted for under the equity-method of accounting. Under the equity method of accounting, the Company records its proportionate share of the entity’s net income or loss at each reporting period in the Consolidated Statements of Operations in Miscellaneous income (expense), net, with a corresponding entry to increase or decrease the carrying value of the investment.

Other Comprehensive Income (Loss)

In addition to Net income, Other comprehensive income (loss) includes changes to Accumulated other comprehensive income (loss) such as: adjustments to unrecognized gains and losses and amortization of employee benefit plan costs, and the effective portion of changes in fair value of derivative instruments that qualify as cash flow hedges and changes in fair value of available-for-sale marketable securities.

    New Accounting Pronouncements Adopted

During 2009, the Company adopted the provisions of ASC 805-Business Combinations (“ASC 805”). ASC 805 establishes the accounting and reporting requirements for business combinations. ASC 805 changed the previous standards of accounting for business combinations, including, the measurement date for stock transactions and the accounting after the acquisition date for reductions in valuation allowances established in purchase price allocation related to an acquired entity’s deferred tax assets; including those relating to acquisitions prior to the adoption of ASC 805. Effective from the date of adoption, the effects of reductions in valuation allowances established in purchase accounting that are outside of the measurement period are reported as adjustments to income tax expense.

ASC 715-20, Defined Benefit Plans — General (“ASC 715-20”) provides guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. The additional disclosure requirements include expanded disclosures about an entity’s investment policies and strategies, the categories of plan assets, and concentrations of credit risk and fair value measurements of plan assets. ASC 715-20 was effective for fiscal years ending after December 15, 2009. ASC 715-20 relates solely to disclosures in the financial statement notes and had no effect on the Company’s financial position or results of operations (Note 16).

In August 2009, the Company adopted ASC 820, Fair Value Measurements and Disclosures — Measuring Liabilities at Fair Value (“ASC 820”). The new guidance establishes valuation techniques in circumstances in which a quoted price in an active market for the identical liability is not available. Additionally, it clarifies appropriate valuation techniques when restrictions exist that prevent the transfer of liabilities measured at fair value. Finally, it provides further guidance on the classification of liabilities measured at fair value within the fair value hierarchy. The new guidance was effective for interim periods ending after August 26, 2009. The adoption of the guidance did not have an impact on the Company’s financial position or results of operations.

In June 2009, the Company adopted ASC 105, Generally Accepted Accounting Principles (“ASC 105”). ASC 105 defines the new hierarchy for U.S. GAAP and supersedes all accounting standards in U.S. GAAP, aside from those issued by the Securities and Exchange Commission. The Codification was effective for financial statements issued for reporting periods ending after September 15, 2009.

In June 2009, the Company adopted ASC 825, Interim Disclosures about Fair Value of Financial Instruments (“ASC 825”), which amends ASC 825, Disclosures about Fair Value of Financial Instruments (“ASC 825”) and ASC 270, formerly APB 28-1. These amendments require disclosures in interim reporting periods and in financial statements for annual reporting periods the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not on the Company’s balance sheet. ASC 825 and ASC 270 also amends ASC 270, Interim Financial Reporting (“ASC 270”), which requires entities to disclose the methods and significant assumptions used to estimate the fair value of financial instruments and describe changes in methods and significant assumptions, in both interim and annual financial statements. ASC 825 and ASC 270 were effective for the Company for the quarter ending June 30, 2009. ASC 825 and ASC 270 relate solely to disclosures in the financial statement notes and had no effect on the Company’s financial position or results of operations (Note 13).

In June 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The new standard was effective for the Company for the quarter ended June 30, 2009.

New Accounting Pronouncements Issued and Not Yet Adopted

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R), which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The guidance clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. The guidance requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. It also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. The guidance is applicable for annual periods beginning after November 15, 2009 (January 1, 2010 for the Company). The Company is currently evaluating the effect, if any, the guidance will have on its financial position, results of operations and cash flows.

In June 2009, the FASB issued ASC 860, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140 (“ASC 860”), which amends the criteria for a transfer of a financial asset to be accounted for as a sale, redefines a participating interest for transfers of portions of financial assets, eliminates the qualifying special-purpose entity concept and provides for new disclosures. ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of the guidance is not expected to have a material effect on the Company’s financial position or results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updated (“ASU”) 2010-6, Improving Disclosures About Fair Value Measurements (“ASU 2010-6”),which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair- value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. ASU 2010-6 relates solely to disclosures in the financial statement notes and will not have an effect on the Company’s financial position or results of operations.

(3)  Earnings Per Share

The number of shares used to calculate basic earnings (loss) per share is based on the weighted average number of the Company’s outstanding common shares during the respective periods. The number of shares used to calculate diluted earnings (loss) per share is based on the number of common shares used to calculate basic earnings (loss) per share plus the dilutive effect of stock options and other stock-based instruments held by the Company’s employees and directors during each period and the Convertible Notes when these are convertible into the Company’s common stock. The Convertible Notes, which were issued in April 2008, become dilutive for earnings per share calculations when the average share price for the quarter exceeds the conversion price of $54.66. The shares that would be issued to settle the conversion spread are included in the diluted earnings per share calculation when the conversion option is in the money. For the year ended December 31, 2009, the conversion option for the Convertible Notes was not in the money, and therefore there was no dilutive earnings per share impact. For the year ended December 31, 2008, there were 734,613 shares included in the computation of year-to-date diluted earnings per share for the period when the Convertible Notes were in the money during the year.

The following table provides a reconciliation of weighted-average shares outstanding used in the basic and diluted earnings per share computations for the periods presented:

	Years Ended December 31,
	2009	2008	2007
Weighted average shares — basic	90,662,718	68,453,724	64,631,507
Dilutive effect of stock equivalents	1,039,910	1,806,011	377,923
Weighted average shares- diluted	91,702,628	70,259,735	65,009,430

(4)  Inventories, net

Inventories, net consisted of the following:

	December 31,
	2009	2008
Raw coal	$19,180	$9,018
Saleable coal	112,004	61,297
Equipment purchased for resale	1,489	2,282
Materials and supplies, net	43,699	13,997
Total inventories, net	$176,372	$86,594

(5)  Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31,
	2009	2008
Marketable securities — short term(1)	$29,501	$—
Prepaid insurance	33,776	22,148
Notes and other receivables	28,402	15,074
Prepaid longwall move expenses	3,186	—
Advanced mining royalties, net	3,522	2,538
Refundable income taxes	29,590	—
Derivative financial instruments	7,939	8,040
Construction costs in excess of billings	19,535	—
Prepaid freight	13,229	11,312
Other prepaid expenses	8,273	6,213
Total prepaid expenses and other current assets	$176,953	$65,325

(1)	Short-term marketable securities consisted of the following:

	December 31, 2009
		Unrealized
	Cost	Gain	Loss	Fair Value
Short-term marketable securities:
US treasury and agency securities	$22,338	$—	$(15)	$22,323
Corporate debt securities	7,180	—	(2)	7,178
Total short-term marketable securities	$29,518	$—	$(17)	$29,501

(6)  Property, Equipment and Mine Development Costs

Property, equipment, and mine development costs consisted of the following:

	December 31,
	2009	2008
Plant and mining equipment	$1,453,837	$681,362
Mine development	125,541	84,815
Coalbed methane equipment	6,211	—
Office equipment and software	30,005	15,118
Vehicles and other	14,814	13,759
Construction in progress	67,201	3,982
	1,697,609	799,036
Less accumulated depreciation, depletion and amortization	615,163	442,278
Total property, equipment and mine development costs, net	$1,082,446	$356,758

Depreciation and amortization expense from continuing operations associated with property, equipment and mine development costs was $182,616, $121,102 and $115,446 for the years ended December 31, 2009, 2008, and 2007, respectively.

Interest costs applicable to major asset additions are capitalized during the construction period. During the years ended December 31, 2009, 2008, and 2007, interest costs of $492, $942, and $1,743 were capitalized, respectively.

As of December 31, 2009, the Company had commitments to purchase approximately $51,063 of new equipment, expected to be acquired at various dates in 2010.

(7)  Goodwill

Balance at December 31, 2008	$20,547
Increase in goodwill due to Merger	337,321
Balance at December 31, 2009	$357,868

(8)  Other Non-current Assets

Other non-current assets consisted of the following:

	December 31,
	2009	2008
Marketable securities — long term(1)	$89,485	$—
Unamortized deferred financing costs, net	14,702	12,161
Advance mining royalties, net	13,357	14,234
Virginia tax credit, net	18,025	19,242
Equity-method investments	11,688	3,484
Derivative financial instruments	2,763	—
Other	7,004	14,600
Total other non-current assets	$157,024	$63,721

(1)	Long-term marketable securities, with maturity dates between one and two years, consisted of the following:

	December 31, 2009
		Unrealized
	Cost	Gain	Loss	Fair Value
Long-term marketable securities:
US treasury and agency securities	$89,828	$—	$(343)	$89,485
Total long-term marketable securities	$89,828	$—	$(343)	$89,485

(9)  Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2009	2008
Wages and employee benefits	$72,469	$47,093
Current portion of asset retirement obligations	14,908	8,375
Deferred income taxes — current	10,237	—
Taxes other than income taxes	58,245	15,489
Freight	8,827	8,575
Current portion of self insured workers’ compensation obligations	10,893	1,575
Interest payable	11,215	3,237
Derivative financial instruments	14,961	28,123
Current portion of postretirement medical benefit obligations	27,393	1,081
Income taxes	—	11,749
Other	29,145	15,162
Total accrued expenses and other current liabilities	$258,293	$140,459

As of December 31, 2008, the company had a note payable for $18,288 that was incurred to finance various insurance premiums. Interest, accrued at the rate of 4.44%, and principal was due in monthly installments, with the final payment due in October 2009. As of December 31, 2009, the note was paid in full.

(10)  Long-Term Debt

Long-term debt consisted of the following:

	December 31,
	2009	2008
Term loan due 2011	$284,750	$—
Term loan due 2012	—	233,125
7.25% senior notes due 2014	298,285	—
2.375% convertible senior note due 2015	287,500	287,500
Debt discount	(80,282)	(87,830)
Capital lease obligation	—	232
Total long-term debt	$790,253	$433,027
Less current portion	33,500	232
Long-term debt, net of current portion	$756,753	$432,795

Old Alpha Credit Agreement

On July 31, 2009, in conjunction with the Merger (Note 20), Old Alpha terminated its existing senior secured credit facilities, which consisted of a $250,000 term loan facility, of which $233,125 was outstanding at July 31, 2009 (and due in 2012), and a $375,000 revolving credit facility. On July 31, 2009, the Company repaid the outstanding balance under the term loan and recorded a loss on early extinguishment of debt to write off the remaining balance of deferred loan costs in the amount of $5,641.

Alpha Credit Facility

Prior to the Merger, Foundation had a credit facility (the “Foundation Credit Facility”) consisting of $500,000 secured revolving credit line and a $335,000 secured term loan. Repayment of outstanding indebtedness owed under the Foundation Credit Facility includes quarterly payments on the term loan, which began in the third quarter of 2007, with both the term loan and revolving credit line maturing July 7, 2011.

In connection with the Merger, the Foundation Credit Facility was amended to add the Company and substantially all of the subsidiaries of Old Alpha (the “New Subsidiaries”) as guarantors under the Foundation Credit Facility (the “Alpha Credit Facility”). This amendment also provides for an increase in the interest rate to 3.25 percentage points over the London interbank offered rate (“LIBOR”) from 1.25 percentage points over LIBOR, subject, in the case of revolving loans, to adjustment based on leverage ratios. Following the Merger and upon the amendment becoming effective, limitations on annual capital expenditure amounts were eliminated and the amount of the “accordion” feature of the Alpha Credit Facility, pursuant to which Alpha may request the lenders to provide incremental credit facilities under the Alpha Credit Facility, was increased from $100,00 to $200,000, of which $150,000 was utilized to increase the revolving credit line to $650,000. As of December 31, 2009, letters of credit in the amount of $113,633 were outstanding under the revolving credit line. As of December 31, 2009, the Company’s term loan due 2011 under the Alpha Credit Facility had carrying value of $282,738, net of debt discount of $2,012, with $33,500 classified as current portion of long-term debt.

2.375% Convertible Senior Notes Due June 2015

Old Alpha issued Convertible Notes with an aggregate principal amount of $287,500 under an indenture dated as of April 7, 2008, as supplemented (the “Convertible Notes Indenture”). Following completion of the Merger, the Company assumed Old Alpha’s obligations in respect of the Convertible Notes by executing a supplemental indenture, dated as of July 31, 2009, among Old Alpha, as issuer, the Company, as successor issuer, and Union Bank of California (“UBOC”), as trustee. As of December 31, 2009, the aggregate principal amount of the Convertible Notes was $287,500.

The Convertible Notes are the Company’s senior unsecured obligations and rank equally with all of the Company’s existing and future senior unsecured indebtedness. The Convertible Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness and all existing and future liabilities of the Company’s subsidiaries, including trade payables. The Convertible Notes bear interest at a rate of 2.375% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, which began on October 15, 2008 and will mature on April 15, 2015, unless previously repurchased by the Company or converted. The Convertible Notes are convertible in certain circumstances and in specified periods at an initial conversion rate of 18.2962 shares of common stock per one thousand principal amount of Convertible Notes, subject to adjustment upon the occurrence of certain events set forth in the Indenture. Upon conversion of the Convertible Notes, holders will receive cash up to the principal amount of the notes to be converted, and any excess conversion value will be delivered in cash, shares of common stock or a combination thereof, at the Company’s election.

The Convertible Notes Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either UBOC or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal of Convertible Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Convertible Notes together with any accrued and unpaid interest thereon will automatically become due and be immediately payable.

As a result of the Merger, the Convertible Notes became convertible at the option of the holders beginning on June 18, 2009, and remained convertible through the 30th day after the effective date of the Merger, which was July 31, 2009. There were no notes converted during the conversion period. The Convertible Notes were not convertible as of December 31, 2009 and therefore have been classified as long-term debt.

On January 1, 2009, the Company adopted ASC 470-20, Debt with Conversion and other Options (“ASC 470-20”). ASC 470-20 requires issuers of convertible debt instruments that may be settled wholly or partially in cash upon conversion to separately account for the liability and equity components in a manner reflective of the issuers’ nonconvertible debt borrowing rate. Adoption of the standard resulted in the following balance sheet impacts at December 31, 2008: (1) a reduction of debt by $87,830 and an increase in paid in capital of $69,851, (2) an increase to deferred loan costs of $5,309, (3) a net reduction to deferred tax assets of $23,124 ($36,262 reduction in deferred tax assets, offset by a $13,138 change in the valuation allowance), and (4) a net increase in retained earnings of $164. The deferred loan fees and debt discount are being amortized and accreted, respectively, over the term of the convertible notes, which are due in 2015. On May 22, 2009, the Company filed Form 8-K to revise the 2008 Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations to give effect to the retrospective adoption of ASC 470-20.

For the years ended December 31, 2009 and 2008, the adoption of ASC 470-20 increased non-cash interest expense by $11,704 and $8,318, respectively, related to the accretion of the convertible debt discount and the amortization of the deferred loan costs. The deferred loan costs and discount are being amortized and accreted, respectively, over the seven-year term of the Convertible Notes, which are due in 2015, and provide for an effective interest rate of 8.64%. As of December 31, 2009 and 2008, the carrying amounts of the debt and equity components were $210,524 and $95,511, respectively, and $199,670 and $95,511, respectively. As of December 31, 2009 and 2008, the unamortized discount of the debt was $76,976 and $87,830, respectively.

7.25% Senior Notes Due August 1, 2014

As a result of the Merger, the Company assumed a liability for $298,300 aggregate principal amount of notes that mature on August 1, 2014 (the “2014 Notes”). The 2014 Notes were guaranteed on a senior unsecured basis by Foundation Coal Corporation (“FCC”), an indirect parent of Foundation PA, and certain of its subsidiaries. As a result of the Merger, Foundation PA and FCC became the Company’s subsidiaries. Additionally, the Company, along with the acquired subsidiaries, became obligated as guarantors on the indenture governing the 2014 Notes. The 2014 Notes pay interest semi-annually and are redeemable at the Company’s option, at a redemption price equal to 103,625%, 102,417%, 101,208% and 100% of the principal amount if redeemed during the twelve month periods beginning August 1, 2009, 2010, 2011 and 2012, respectively, plus accrued interest. As of December 31, 2009, the carrying value of the 2014 Notes was $296,990, net of debt discount of $1,295.

Accounts Receivable Securitization

On March 25, 2009, the Company and certain subsidiaries became a party to an $85,000 accounts receivable securitization facility with a third party financial institution (the “A/R Facility”) by forming ANR Receivables Funding, LLC (the “SPE”), a special-purpose, bankruptcy-remote subsidiary, wholly-owned indirectly by the Company. The sole purpose of the SPE is to purchase trade receivables generated by certain of the Company’s operating and sales subsidiaries, without recourse (other than customary indemnification obligations for breaches of specific representations and warranties), and then transfer senior undivided interests in up to $85,000 of those accounts receivable to a financial institution for the issuance of letters of credit or for cash borrowings for the ultimate benefit of the Company.

The SPE is consolidated into the Company’s financial statements, and therefore the purchase and sale of trade receivables by the SPE from the Company’s operating and sales receivables has no impact on the Company’s consolidated financial statements. The assets of the SPE, however, are not available to the creditors of the Company or any other subsidiary. The SPE pays facility fees, program fees and letter of credit fees (based on amounts of outstanding letters of credit), as defined in the definitive agreements for the A/R Facility. Available borrowing capacity is based on the amount of eligible accounts receivable as defined under the terms of the definitive agreements for the A/R Facility and varies over time. Unless extended by the parties, the receivables purchase agreement supporting the borrowings under the A/R Facility expires December 9, 2015, or earlier upon the occurrence of certain events customary for facilities of this type, including the failure for any reason by liquidity providers to the A/R Facility’s financial institutions to renew their commitments not less often than annually.

On December 9, 2009, the receivables purchase agreement was amended to increase the accounts receivable securitization facility from $85,000 to $150,000.

As of December 31, 2009, letters of credit in the amount $143,474 were outstanding under the A/R Facility and no cash borrowing transactions had taken place. If outstanding letters of credit exceed borrowing capacity, the Company is required to provide additional collateral in the form of restricted cash to secure outstanding letters of credit. Under the A/R Facility, the SPE is subject to certain affirmative, negative and financial covenants customary for financings of this type, including restrictions related to, among other things, liens, payments, merger or consolidation and amendments to the agreements underlying the receivables pool. Alpha Natural Resources, Inc. has agreed to guarantee the performance by its subsidiaries, other than the SPE, of their obligations under the A/R Facility. The Company does not guarantee repayment of the SPE’s debt under the A/R Facility. The financial institution, which is the administrator, may terminate the A/R Facility upon the occurrence of certain events that are customary for facilities of this type (with customary grace periods, if applicable), including, among other things, breaches of covenants, inaccuracies of representations and warranties, bankruptcy and insolvency events, changes in the rate of default or delinquency of the receivables above specified levels, a change of control and material judgments. A termination event would permit the administrator to terminate the program and enforce any and all rights and remedies, subject to cure provisions, where applicable.

Future maturities of long-term debt as of December 31, 2009 are as follows:

2010	$33,500
2011	251,250
2012	—
2013	—
2014	298,285
Thereafter	287,500
Total long-term debt	$870,535

(11)  Asset Retirement Obligations

As of December 31, 2009 and 2008, the Company had recorded asset retirement obligation accruals for mine reclamation and closure costs (including perpetual water treatment) totaling $205,632 and $98,940, respectively. The portion of the costs expected to be incurred within a year was $14,908 and $8,375, as of December 31, 2009 and 2008, respectively, is included in Accrued expenses and other current liabilities. There were no assets that were legally restricted for purposes of settling asset retirement obligations at December 31, 2009 or 2008. These regulatory obligations are secured by surety bonds.

Changes in the asset retirement obligations from continuing operations were as follows:

Total asset retirement obligations at December 31, 2007	$88,056
Accretion for the period	7,229
Decrease due to sale of asset	(2,108)
Sites added during the period	4,266
Revisions in estimated cash flows	1,130
Expenditures for the period	(4,541)
Total asset retirement obligations at December 31, 2008	94,032
Accretion for the period	11,581
Acquisitions during the period (Including amounts related to the Merger)	99,910
Sites added during the period	2,615
Revisions in estimated cash flows	(1,583)
Expenditures for the period	(6,538)
Total asset retirement obligations at December 31, 2009	$200,017
Less current portion	(12,324)
Long-term portion	$187,693

Changes in the asset retirement obligations from discontinued operations were as follows:

Total asset retirement obligation at December 31, 2007	$3,143
Accretion	270
Revisions in estimated cash flows	1,779
Expenditures for the period	(284)
Total asset retirement obligation at December 31, 2008	4,908
Accretion for the period	520
Sites added during the period	477
Revisions in estimated cash flows	470
Expenditures for the period	(760)
Total asset retirement obligation at December 31, 2009	$5,615
Less current portion	(2,584)
Long-term portion	$3,031

(12)  Other Non-current Liabilities

Other non-current liabilities consisted of the following:

	December 31,
	2009	2008
Self insured workers’ compensation obligations	$32,989	$7,872
Black lung obligations	30,334	1,732
Acquired coal supply agreements, net	20,202	—
Derivative financial instruments	28,366	44,741
Income taxes	13,960	—
Deferred production tax	12,294	—
Other	11,212	14,276
Total other non-current liabilities	$149,357	$68,621

(13)  Fair Value of Financial Instruments and Fair Value Measurements

The estimated fair values of financial instruments are determined based on relevant market information. These estimates involve uncertainty and cannot be determined with precision. The following methods and assumptions are used to estimate the fair value of each class of financial instrument.

The carrying amounts for Cash and cash equivalents, Trade accounts receivables, net, Prepaid expenses and other current assets, Trade accounts payable, Accrued expenses and other current liabilities approximate fair value due to the short maturity of these instruments.

Long-term Debt:  The fair value of the Convertible Notes was estimated using observable market prices as these securities are traded. The fair value of the 2014 Notes and the term loan due 2011 is estimated based on a current market rate of interest offered to the Company for debt of similar maturities. As of December 31, 2008, the fair value of the term loan due 2012 was estimated using observable market prices for debt of similar characteristics and maturities. In conjunction with the Merger, the Company repaid the outstanding balance under the term loan due 2012. The carrying value of the Company’s capital lease obligation approximates fair value due to the short maturity of these instruments.

The estimated fair values of long-term debt were as follows:

	December 31, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Term loan due 2011, net of discount of $2,011	$282,739	$279,055	$—	$—
Term loan due 2012	—	—	233,125	194,659
7.25% senior notes due 2014, net of discount of $1,295 for December 31, 2009	296,990	302,014	—	—
2.375% convertible senior notes due 2015, net of discount of $76,976 and $87,830 for December 31, 2009 and December 31, 2008, respectively	210,524	325,953	199,670	186,013
Capital lease obligation	—	—	232	232
Total long-term debt	$790,253	$907,022	$433,027	$380,904

ASC 820 requires disclosures about how fair value is determined for assets and liabilities and a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and

Level 3 — Unobservable inputs in which there is little or no market data which require the reporting entity to develop its own assumptions.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The following tables set forth by level, within the fair value hierarchy, the Company’s financial and non-financial assets and liabilities that were accounted for at fair value on a recurring and non-recurring basis as of December 31, 2009 and 2008, respectively. As required by ASC 820, financial and non-financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	December 31, 2009
		Fair Value Measurements Using:
	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets (liabilities):
U.S. treasury and agency securities	$111,808	$111,808	$—	$—
Corporate debt securities	$7,178	$7,178	$—	$—
Forward coal sales	$3,414	$—	$3,414	$—
Forward coal purchases	$(2,861)	$—	$(2,861)	$—
Commodity swaps	$(8,691)	$—	$(8,691)	$—
Commodity options	$(255)	$—	$(255)	$—
Interest rate swaps	$(24,232)	$—	$(24,232)	$—

	December 31, 2008
		Fair Value Measurements Using:
	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets (liabilities):
Forward coal sales	$2,854	$—	$2,854	$—
Forward coal purchases	$(3,042)	$—	$(3,042)	$—
Commodity swaps and options	$(36,707)	$—	$(36,707)	$—
Interest rate swaps	$(27,929)	$—	$(27,929)	$—
The following methods and assumptions were used to estimate the fair values of the assets and liabilities in the tables above.

Level 1 Fair Value Measurements

U.S. Treasury and Agency Securities and Corporate Debt Securities: The fair value of marketable securities is based on observable market data.

Level 2 Fair Value Measurements

Forward Coal Purchases and Sales — The fair value of the forward coal purchase and sale contracts were estimated using discounted cash flow calculations based upon forward commodity price curves. The curves were obtained from independent pricing services reflecting broker market quotes.

Commodity Swaps — Since the Company’s commodity swaps are not traded on a market exchange, the fair values are determined using valuation models which include assumptions about commodity prices based on those observed in the underlying markets.

Coal Options — The fair value of the coal options were estimated using discounted cash flow calculations based upon forward commodity price curves. The curves were obtained from independent pricing services reflecting broker market quotes.

Interest Rate Swaps — The fair value of the interest rate swaps were estimated using discounted cash flow calculations based upon forward interest-rate yield curves. The curves were obtained from independent pricing services reflecting broker market quotes.

(14)  Derivative Financial Instruments

Forward Contracts

The Company manages price risk for coal sales and purchases through the use of coal supply agreements. The Company evaluates each of its coal sales and coal purchase forward contracts to determine whether they meet the definition of a derivative and if so, whether they qualify for the normal purchase normal sale (“NPNS”) exception prescribed by ASC 815-10-10. The majority of the Company’s forward contracts do not qualify as derivatives. The majority of contracts that do qualify as derivatives also qualify for the NPNS exception based on management’s intent and ability to physically deliver or take physical delivery of the coal. Contracts that qualify as derivatives and do not qualify for the NPNS exception are accounted for at fair value and accordingly, the Company includes the unrealized gains and losses in current period earnings or losses.

Swap Agreements

    Commodity Swaps

The Company uses diesel fuel and explosives in its production process and incurs significant expenses for the purchase of these commodities. Diesel fuel and explosives expenses represented approximately 8% of cost of coal sales for the year ended December 31, 2009. The Company is subject to the risk of price volatility for these commodities and as a part of its risk management strategy, the Company enters into swap agreements with financial institutions to mitigate the risk of price volatility for both diesel fuel and explosives. The terms of the swap agreements allow the Company to pay a fixed price and receive a floating price, which provides a fixed price per unit for the volume of purchases being hedged. As of December 31, 2009, the Company had swap agreements outstanding to hedge the variable cash flows related to 70% and 38% of anticipated diesel fuel usage for calendar year 2010 and 2011, respectively. The average fixed price per swap for diesel fuel hedges is $2.32 per gallon and $2.43 per gallon for calendar year 2010 and 2011, respectively. As of December 31, 2009, the Company had swap agreements outstanding to hedge the variable cash flows related to approximately 71% of anticipated explosives usage in the Powder River Basin for calendar year 2010. All cash flows associated with derivative instruments are classified as operating cash flows in the Consolidated Statements of Cash Flows for the years ended December 31, 2009, 2008 and 2007.

The Company sells coalbed methane through its Coal Gas Recovery business. Accordingly, the revenues derived from the sale of coalbed methane are subject to volatility based on the changes in natural gas prices. In order to reduce that risk, the Company enters into “pay variable, receive fixed” natural gas swaps for a portion of its anticipated gas production in order to fix the selling price for a portion of its production. The natural gas swaps have been designated as qualifying cash flow hedges. As of December 31, 2009, the Company had swap agreements outstanding to hedge the variable cash flows related to approximately 56% of anticipated natural gas production in 2010.

    Interest Rate Swap

The Company has variable rate debt outstanding and is subject to interest rate risk based on volatility in underlying interest rates. The Company previously entered into a pay fixed, receive variable interest rate swap to convert the Company’s variable-rate term loan into fixed-rate debt. The interest rate swap was designated as a qualifying cash flow hedge. During the year ended December 31, 2009, the Company repaid the related term loan and de-designated the swap as a cash flow hedge. Accordingly, the Company reclassified $17,668 (net of income taxes of $5,881) from Accumulated other comprehensive income (loss) into Interest expense. The Company did not terminate the interest rate swap due to the swap’s potential benefit in offsetting a portion of the effect of interest rate changes in the Company’s other variable rate debt. Subsequent changes in fair value will be recorded in Interest expense.

The following tables present the fair values and location of the Company’s derivative instruments within the Consolidated Balance Sheets:

	Asset Derivatives
Derivatives Designated as Cash Flow Hedging Instruments:	December 31, 2009	December 31, 2008
Commodity swaps(1)	$2,222	$—

Derivatives not Designated as Cash Flow Hedging Instruments:	December 31, 2009	December 31, 2008
Forward coal sales(2)	$3,414	$2,854
Commodity swaps(3)	5,066	—
Commodity options — diesel fuel(4)	—	5,186
Total	$8,480	$8,040
Total asset derivatives	$10,702	$8,040

(1)	As of December 31, 2009, $390 is recorded in Prepaid and other current assets and $1,832 is recorded in Other non-current assets in the Consolidated Balance Sheets.

(2)	As of December 31, 2009, $3,216 is recorded in Prepaid and other current assets and $198 is recorded in Other non-current assets in the Consolidated Balance Sheets.

As of December 31, 2008, $2,854 was recorded in Prepaid and other current assets in the Consolidated Balance Sheets.

(3)	As of December 31, 2009, $4,333 is recorded in Prepaid and other current assets and $733 is recorded in Other non-current assets in the Consolidated Balance Sheets.

(4)	As of December 31, 2008, $5,186 was recorded in Prepaid and other current assets in the Consolidated Balance Sheets.

	Liability Derivatives
Derivatives Designated as Cash Flow Hedging Instruments:	December 31, 2009	December 31, 2008
Commodity swaps(1)	$1,148	$—
Interest rate swap(2)	—	27,929
Total	$1,148	$27,929

Derivatives not Designated as Cash Flow Hedging Instruments:	December 31, 2009	December 31, 2008
Forward coal purchases(3)	$2,861	$3,042
Commodity swaps(4)	14,831	37,988
Commodity options-diesel fuel(5)	—	3,905
Commodity options-coal(6)	255	—
Interest rate swap(7)	24,232	—
Total	$42,179	$44,935
Total liability derivatives	$43,327	$72,864

(1)	As of December 31, 2009, $1,148 is recorded in Accrued expenses and other current liabilities in the Consolidated Balance Sheets.

(2)	As of December 31, 2008, $27,929 was recorded in Other non-current liabilities in the Consolidated Balance Sheets.

(3)	As of December 31, 2009 and 2008, $2,861 and $3,042 is recorded in Accrued expenses and other current liabilities, respectively, in the Consolidated Balance Sheets.

(4)	As of December 31, 2009, $10,833 is recorded in Accrued expenses and other current liabilities and $3,998 in Other non-current liabilities in the Consolidated Balance Sheets.

As of December 31, 2008, $21,176 was recorded in Accrued expenses and other current liabilities and $16,812 in Other non-current liabilities in the Consolidated Balance Sheets.

(5)	As of December 31, 2008, $3,905 was recorded in Accrued expenses and other current liabilities in the Consolidated Balance Sheets.

(6)	As of December 31, 2009, $119 is recorded in Accrued expenses and other current liabilities and $136 in Other non-current liabilities in the Consolidated Balance Sheets.

(7)	As of December 31, 2009, $24,232 is recorded in Other non-current liabilities in the Consolidated Balance Sheets.

The following table presents the gains and losses from derivative instruments for the year ended December 31, 2009, 2008 and 2007 and their location within the Consolidated Financial Statements:

	Loss Reclassified from			Loss Recorded			Gain (Loss)
	Accumulated Other Comprehensive			in Earnings Related			Recorded in Accumulated
	Income (Loss) to Earnings(1)			to Derivative Ineffectiveness(2)			Other Comprehensive Income (Loss)
Derivatives Designated as
Cash Flow Hedging Instruments:	2009	2008	2007	2009	2008	2007	2009	2008	2007
Commodity swaps	$—	$—	$—	$(1)	$—	$—	$899	$—	$—
Interest rate swap	(17,668)	(4,904)	(648)	—	—	—	3,293	(9,226)	(6,298)
Total	$(17,668)	$(4,904)	$(648)	$(1)	$—	$—	$4,192	$(9,226)	$(6,298)

(1)	Amounts related to the interest rate swap were recorded as a component of Interest expense in the Consolidated Statements of Operations for the year ended December 31, 2009.

(2)
The ineffectiveness recorded for commodity swaps is included in Other Expense in the Consolidated Statements of Operations for the year ended December 31, 2009. There was no ineffectiveness recorded for the interest rate swap for the years ended December 31, 2009, 2008 and 2007.

	Gain (loss) recorded in Earnings for Derivatives not Designated as Cash Flow Hedging Instruments
Derivatives not Designated as Cash Flow Hedging Instruments:	2009	2008	2007
Forward coal sales(1)	$332	$4,993	$(8,258)
Forward coal purchases(1)	2,361	(14,297)	17,191
Commodity swaps(2)	26,604	(38,519)	(8)
Commodity options-diesel fuel(2)	(1,281)	558	—
Commodity options-coal(1)	(137)	—	—
Interest rate swap(3)	(24,232)	—	—
	$3,647	$(47,265)	$8,925

(1)	Amounts are recorded as a component of Other revenues in the Consolidated Statements of Operations.

(2)	Amounts are recorded as a component of Other expenses in the Consolidated Statements of Operations.

(3)	Amounts are recorded as a component of Interest expense in the Consolidated Statements of Operations.

Unrealized losses recorded in Accumulated other comprehensive income (loss) are reclassified to income or loss as the financial swaps settle and the Company purchases the underlying items that are being hedged. During the next twelve months, the Company expects to reclassify approximately $899, net of tax, to the Consolidated Statement of Operations. The following table summarizes the changes to Accumulated other comprehensive income (loss) related to hedging activities during the years ended December 31, 2009, 2008 and 2007:

Balance, December 31, 2006	$(5,437)
Net Change associated with hedging transactions	(6,298)
Balance December 31, 2007	$(11,735)
Net Change associated with hedging transactions	(9,226)
Balance December 31, 2008	$(20,961)
Net Change associated with current year hedging transactions	4,192
Net amounts reclassified to earnings	17,668
Balance December 31, 2009	$899

(15)  Income Taxes

The total income tax expense (benefit) provided on pre-tax income was allocated as follows:

	Years Ended December 31,
	2009	2008	2007
Continuing operations	$(33,023)	$52,242	$9,965
Discontinued operations	(5,476)	(11,035)	(1,335)
	$(38,499)	$41,207	$8,630

Significant components of income tax expense (benefit) from continuing operations were as follows:

	Years Ended December 31,
	2009	2008	2007
Current tax expense (benefit):
Federal	$19,644	$49,470	$10,353
State	(1,629)	13,526	(251)
	$18,015	$62,996	$10,102
Deferred tax expense (benefit):
Federal	$(51,583)	$(9,678)	$(1,737)
State	545	(1,076)	1,600
	$(51,038)	$(10,754)	$(137)
Total income tax expense (benefit):
Federal	$(31,939)	$39,792	$8,616
State	(1,084)	12,450	1,349
	$(33,023)	$52,242	$9,965

A reconciliation of the statutory federal income tax expense at 35% to income from continuing operations before income taxes and the actual income tax expense (benefit) is as follows:

	Years Ended December 31,
	2009	2008	2007
Federal statutory income tax expense	$11,824	$87,795	$14,993
Increases (reductions) in taxes due to:
Percentage depletion allowance	(29,286)	(22,508)	(9,851)
Extraterritorial income exclusion	—	(1,945)	—
Deduction for domestic production activities	—	(4,233)	—
State taxes, net of federal tax impact	(767)	7,906	872
Change in valuation allowances	(21,324)	(16,966)	3,238
Loss disallowance	—	2,147	—
Non-deductible transaction costs	3,214	—	—
Other, net	3,316	46	713
Income tax expense (benefit)	$(33,023)	$52,242	$9,965

Deferred income taxes result from temporary differences between the reporting of amounts for financial statement purposes and income tax purposes. The net deferred tax assets and liabilities included in the Consolidated Balance Sheets include the following amounts:

	December 31,
	2009	2008
Deferred tax assets
Property and equipment	$—	$39,966
Asset retirement obligations	79,157	38,710
Other liabilities	58,388	23,821
Postretirement medical benefit obligations	254,966	23,859
Alternative minimum tax credit carryforwards	80,676	13,507
Goodwill	11,849	13,223
Workers’ compensation benefit obligations	16,952	3,988
Deferred gains on sales of property investments	1,012	1,236
Defined benefit pension expenses	25,277	—
Derivatives	3,648	—
Other assets	11,361	1,061
Net operating loss carryforwards	40,547	—
Gross deferred tax assets	583,833	159,371
Less valuation allowance	(10,950)	(21,324)
Total net deferred tax assets	572,883	138,047
Deferred tax liabilities
Property and equipment	(694,919)	—
Coal supply agreements	(129,749)	—
Other assets	—	(1,129)
Prepaid insurance and other prepaid expenses	(30,832)	(5,333)
Advanced mining royalties	(5,142)	(6,261)
Virginia tax credit	(7,990)	(8,474)
Debt discount	(30,952)	(33,161)
Total deferred tax liabilities	(899,584)	(54,358)
Net deferred tax asset (liability)	$(326,701)	$83,689

The breakdown of the net deferred tax asset (liability) as recorded in the accompanying Consolidated Balance Sheets is as follows:

	December 31,
	2009	2008
Current liability	$(10,237)	$—
Noncurrent asset/(liability)	(316,464)	83,689
Total net deferred tax asset/(liability)	$(326,701)	$83,689

Changes in the valuation allowance during the years ended December 31, 2009 and 2008 were as follows:

	December 31,
	2009	2008
Valuation allowance beginning of period	$21,324	$44,368
Increase in valuation allowance not affecting income tax expense	10,950	1,473
Decrease in valuation allowance recorded as a reduction to income tax expense-continuing operations	(21,324)	(16,930)
Increase in valuation allowance recorded as a reduction to income tax expense-discontinuing operations	—	5,551
Decrease in valuation allowance not affecting income tax expense	—	(13,138)
Valuation allowance end of period	$10,950	$21,324

During the third quarter, the Company reversed its valuation allowance that existed at June 30, 2009 in the amount of $22,185 ($21,324 for the year ended December 31, 2009). The reversal of the valuation allowance was triggered by the Company moving from a net deferred tax asset position to a net deferred tax liability position on its condensed consolidated balance sheet as a result of the Merger.

The Company has concluded that it is more likely than not that deferred tax assets, net of valuation allowances, currently recorded will be realized. The Company monitors the valuation allowance each quarter and makes adjustments to the allowance as appropriate.

At December 31, 2009, the Company has regular net operating loss carry-forwards for Federal income tax purposes of $77,401 which are available to offset future regular Federal tax income, if any, generally through 2029. The Company has gross net operating loss carry-forwards for state income taxes of $186,900 which are available to offset future state taxable income generally through 2029. A valuation allowance has been provided for $148,770 of the state net operating losses. The Company also has alternative minimum tax credit carry-forwards of approximately $80,676, which are available to reduce future Federal regular income taxes, if any, over an indefinite period.

The total amount of unrecognized tax benefits that would affect the Company’s effective tax rate if recognized is $39,944 as of December 31, 2009. The Company believes that it is reasonably possible that total unrecognized benefits recorded as of December 31, 2009 will significantly change during the next twelve months as a result of statutes closing and the potential of finalizing examinations. At this time, due to ongoing examinations, we are unable to estimate the amount of the change.

The Company’s policy is to classify interest and penalties related to uncertain tax positions as part of income tax expense. As of December 31, 2009, the Company has recorded accrued interest expense of $250. In addition, the Company has accrued interest income of $735 for those uncertain positions where no additional cash taxes are projected due.

The following reconciliation illustrates the Company’s liability for uncertain tax positions:

	December 31,
	2009	2008	2007
Unrecognized tax benefits — beginning of period	$7,229	$5,500	$1,437
Gross adjustments — Merger	3,400	—	—
Gross increases — tax positions in prior periods	2,983	14	517
Gross decreases — tax positions in prior periods	—	(642)	(857)
Gross increases — current period tax positions	26,332	2,357	4,403
Unrecognized tax benefits — end of period	$39,944	$7,229	$5,500

Tax years 2005, 2006, 2007, and 2008 remain open to federal and state examination. The Internal Revenue Service initiated corporate income tax audits during the first quarter of 2007 for the Company’s 2005 tax year and during the first quarter of 2009 for the Company’s 2006 and 2007 tax years. These audits are still ongoing. Proposed adjustments to date have been included in the provision calculation, and the Company expects the examination to last through the second quarter of 2010 with statutes open until the second quarter of 2011.

(16)  Employee Benefit Plans

The Company sponsors or participates in several benefit plans for its employees, including postemployment health care and life insurance, defined benefit and defined contribution pension plans, and workers’ compensation and black lung benefits. In connection with the Merger, the Company assumed all of the employee benefit plans of Foundation (the “Foundation Plans”) and is contractually obligated to continue to provide similar or improved benefits to those Foundation Plans for a period of eighteen months after the Merger date.

(a)  Company Administered Postretirement Health Care and Life Insurance Benefits

Three of Old Alpha’s subsidiaries assumed collective bargaining agreements as part of two acquisitions that require these subsidiaries to provide postretirement medical benefits to certain employees who retire after the acquisition closing dates. In each case, however, the sellers have retained the obligation to provide postretirement medical benefits to employees who retired prior to the acquisition closing dates (December 13, 2002 and March 11, 2003, respectively) and to employees who were not retained by these subsidiaries. In addition, one of the sellers retained the obligation to provide postretirement medical benefits to a significant number of the employees who have worked for the Company after the acquisition closing, namely, those employees who met the eligibility criteria by December 31, 2003, even if the employees will not retire until sometime in the future. These plans are unfunded and the measurement date is December 31 of each year.

Effective July 1, 2004, Old Alpha adopted a plan offering postretirement medical benefits to active union-free employees that will provide a credit of twenty dollars per individual, or forty dollars per family, per year of service for pre-65 year old retirees and nine dollars per month per year of service for post-65 year old retirees toward the purchase of medical benefits (as defined) from the Company. Effective April 1, 2005 and October 3, 2005, the plan was amended to replace two union retiree medical plans with a defined dollar benefit similar to the union-free plan. The Company credits employees assumed in acquisitions for up to ten years of credited service for service with the acquired companies and records the applicable prior service cost at the time the acquisition is completed. In 2007, the Company amended one of the existing plans that resulted in an additional $508 of prior service costs.

The components of the change in accumulated benefit obligations of the plans for postretirement medical benefits were as follows:

	December 31,
	2009	2008
Change in benefit obligations:
Accumulated benefit obligation-beginning period:	$61,292	$54,784
Service cost	2,273	2,777
Interest cost	4,012	3,421
Actuarial loss	5,227	551
Benefits paid	(437)	(241)
Curtailment	(1,927)	—
Accumulated benefit obligation-end of period	$70,440	$61,292
Change in fair value of plan assets:
Employer contributions	$(437)	$(241)
Benefits paid	437	241
Fair value of plan assets at December 31	—	—
Funded status	$(70,440)	$(61,292)
Amounts recognized in the balance sheet:
Current liabilities	$(1,733)	$(1,081)
Long-term liabilities	(68,707)	(60,211)
	$(70,440)	$(61,292)
Amounts recognized in accumulated other comprehensive income (loss):
Prior service cost	$10,822	$14,238
Net actuarial (gain) loss	2,480	(2,898)
	$13,302	$11,340

The following table details the components of the net periodic benefit cost for postretirement medical benefits:

	Year Ended December 31,
	2009	2008	2007
Service cost	$2,273	$2,777	$3,026
Interest cost	4,012	3,421	3,067
Amortization of net loss	(150)	—	—
Amortization of prior service cost	2,202	2,367	2,351
Other	(712)	—	—
Net periodic benefit cost	$7,625	$8,565	$8,444

The net periodic benefit cost for postretirement medical benefits from continuing operations was $7,759, $7,782 and $7,674 for the years ended December 31, 2009, 2008, and 2007, respectively.

The following details the amounts expected to be recognized as components of net periodic benefit cost for postretirement medical benefits in 2010:

Prior service cost	$2,200
Total	$2,200

The discount rates used in determining the postretirement medical benefit obligations as of December 31, 2009 and 2008 were 5.88% and 6.17%, respectively. The discount rates used in determining net periodic postretirement medical benefit cost were 6.17%, 6.44% and 5.92% for the years ended December 31, 2009, 2008 and 2007, respectively. The discount rate assumption is determined from a published yield-curve table matched to the timing of the Company’s projected cash out flows.

The weighted average annual rate of increase in the per capita cost of covered benefits (i.e., health care trend rate) for postretirement medical benefits assumed is 11% for 2010, decreasing to 5% in 2015 and thereafter.

Assumed health care trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care trend rates would have the following effects as of and for the year ended December 31, 2009:

	One Percentage Point Increase	One Percentage Point Decrease
Effect on total service and interest cost components	$69	$(46)
Effect on accumulated postretirement benefit obligation	$858	$(709)

In conjunction with the Merger, the Company assumed Foundation’s postretirement medical and life insurance plans (the “Foundation postretirement plans”). The Foundation postretirement plans provide benefits for most former Foundation employees who reach normal, or in certain cases, early retirement age while employed by the Company. The Foundation postretirement plans for salaried and nonunion represented hourly employees are contributory, with annual adjustments to retiree contributions and contain other cost-sharing features such as deductibles and coinsurance. The Foundation postretirement plan covering union employees is established by collective bargaining and is noncontributory.

In December 2003, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the “MMA”) was enacted in the United States. The MMA introduced a prescription drug benefit under Medicare Part D as well as a federal subsidy to sponsors of benefit plans such as the Foundation postretirement plans as long as the provided benefits are actuarially equivalent to Medicare Part D. The MMA reduced the Company’s net periodic benefit cost for the Foundation postretirement plans for the five months ended December 31, 2009 by approximately $2,230.

The Company continues to provide primary prescription drug benefits to Medicare eligible participants in the Foundation postretirement plans, pursuant to final regulations issued on the MMA by the Centers for Medicare and Medicaid Services (“CMS”) on January 21, 2005. The Company is also a participant in the federal subsidy payment program under the MMA, and the Federal subsidies received in the five months ended December 31, 2009 were $837.

The following table provides the Foundation postretirement plans’ components of net periodic benefit cost for the five months ended December 31, 2009:

Service cost	$3,506
Interest cost	13,434
Total	$16,940

Other changes in the Foundation postretirement plans’ assets and benefit obligations recognized in other comprehensive (loss) income are as follows:

Current year actuarial loss	$(20,519)
Total recognized in net period benefit cost and other comprehensive (loss) income	$(3,579)

No amounts are estimated to be amortized from accumulated other comprehensive (loss) income into net periodic benefit cost in 2010.

The following tables set forth the change in the Foundation postretirement plans’ benefit obligations and funded status for the five months ended December 31, 2009:

Change in benefit obligation:
Net benefit obligation, July 31, 2009	$556,726
Service cost	3,506
Interest cost	13,434
Actuarial gain	(20,519)
Benefits paid	(9,988)
Less: Federal subsidy on benefits paid	837
Net benefit obligation at end of period	$543,996
Change in fair value of plan assets:
Fair value of plan assets, July 31, 2009	$—
Employer contributions	9,988
Benefits paid	(9,988)
Fair value of plan assets at end of period	—
Funded status	(543,996)
Accrued benefit cost at end of year	(543,996)
Less: current portion	25,660
Noncurrent obligation	$(518,336)

Gross amounts recognized for the Foundation postretirement plans in Accumulated other comprehensive (loss) income consisted of the following as of December 31, 2009:

Net actuarial gain as of measurement date	$(20,519)

The weighted-average assumptions used to determine the Foundation postretirement plans’ benefit obligation as of December 31, 2009 were as follows:

Discount rate	5.83%
Rate of increase in future compensation	5.00%

The weighted-average assumptions used to determine the Foundation postretirement plans’ net periodic benefit cost were as follows:

Discount rate	5.83%
Rate of increase in future compensation	5.00%
Measurement date	July 31, 2009

The following presents information about the Foundation postretirement plans’ weighted-average annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate):

Health care cost trend rate assumed for the next year	8.00%
Rate to which the cost trend is assumed to decline (ultimate trend rate)	5.00%
Year that the rate reaches the ultimate trend rate	2015

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects on the Foundation postretirement plans as of and for the year ended December 31, 2009:

	One- Percentage- Point Increase	One- Percentage- Point Decrease
Effect on total service and interest cost components	$2,737	$(2,210)
Effect on postretirement benefit obligation	$73,351	$(60,919)

Employer contributions for the Company’s (Foundation and Old Alpha) postretirement medical and life insurance benefit plans paid for the years ended December 31, 2009 and 2008 were $9,590 and $241, respectively, net of federal subsidies received under the MMA. Employee contributions are not expected to be made and the Company’s plans are unfunded. The Company expects to contribute approximately $27,393 to its postretirement medical and life insurance plans in 2010.

The following represents the Company’s (Foundation and old Alpha) expected future postretirement medical and life insurance benefit payments for the next ten years, which reflect expected future service, as appropriate, and the expected federal subsidy related to MMA:

	Postretirement Medical and Life Insurance Benefits	Expected Federal Subsidy
2010	$29,488	$2,095
2011	32,702	2,330
2012	35,280	2,646
2013	38,129	2,928
2014	40,904	3,257
2015-2019	248,275	25,522
	$424,778	$38,778

(b)  Company Administered Defined Benefit Pension Plans

In conjunction with the Merger, the Company assumed Foundation’s two non-contributory defined benefit retirement plans (the “Pension Plan(s)”) covering certain salaried and non-union hourly employees and a non-qualified Supplemental Executive Retirement Plan (“SERP”). Benefits are based on either the employee’s compensation prior to retirement or “plan specified” amounts for each year of service with the Company.

Annual funding contributions to the Pension Plans are made as recommended by consulting actuaries based upon the Employee Retirement Income Security Act (“ERISA”) funding standards. Plan assets consist of equity and fixed income funds, real estate funds, private equity funds and alternative investment funds.

The following table provides components of net periodic benefit cost for the five months ended December 31, 2009:

Service cost	$3,511
Interest cost	5,884
Expected return on plan assets	(4,646)
Total	$4,749

Other changes in plan assets and benefit obligations recognized in other comprehensive (loss) income are as follows:

Current year actuarial loss	$(5,141)
Total recognized in other comprehensive income	$(5,141)
Total recognized in net periodic benefit cost and other comprehensive (loss) income	$(392)

The estimated amount that will be amortized from Accumulated other comprehensive (loss) income into net period benefit cost in 2010 is as follows:

Actuarial loss	$262
Total	$262

The following tables set forth the plans’ benefit obligations, fair value of plan assets and funded status for the five months ended December 31, 2009:

Change in benefit obligation:
Benefit obligation at beginning of period	$250,949
Service cost	3,511
Interest cost	5,884
Actuarial loss	3,755
Benefits paid	(10,058)
Curtailment	(676)
Benefit obligation at end of period	$253,365
Change in fair value of plan assets:
Fair value of plan assets at beginning of period	$126,624
Actual return on plan assets	12,865
Employer contributions	27,986
Benefits paid	(10,058)
Fair value of plan assets at end of period	157,417
Funded status	(95,948)
Accrued benefit cost at end of year	$(95,948)

Gross amounts recognized in Accumulated other comprehensive income (loss) as of December 31, 2009 were as follows:

Net actuarial loss	$262
Total loss recognized in accumulated other comprehensive income (loss)	$262

The following table presents information applicable to plans with accumulated benefit obligations in excess of plan assets as of December 31, 2009:

Projected benefit obligation	$253,365
Accumulated benefit obligation	$226,133
Fair value of plan assets	$157,417

The current portion of the Company’s Pension Plan liability is the amount by which the actuarial present value of benefits included in the benefit obligation payable in the next twelve months exceeds the fair value of plan assets. However, even though the plan may be underfunded, if there are sufficient plan assets to make expected benefit payments to plan participants in the succeeding twelve months, no current liability should be recognized. Accordingly, there was no current pension liability reflected in the Consolidated Balance Sheets as of December 31, 2009.

The weighted-average actuarial assumptions used in determining the benefit obligations as of December 31, 2009 were as follows:

Discount rate	5.76%
Rate of increase in future compensation	5.00%

The weighted-average actuarial assumptions used to determine net periodic benefit cost for the five months ending December 31, 2009 were as follows:

Discount rate	5.73%
Rate of increase in future compensation	5.00%
Expected long-term return on plan assets	8.00%
Measurement date	July 31, 2009

The expected long-term return on Pension Plan assets is established at the beginning of each year by the Company’s Benefits Committee in consultation with the plans’ actuaries and outside investment advisor. This rate is determined by taking into consideration the Pension Plans’ target asset allocation, expected long-term rates of return on each major asset class by reference to long-term historic ranges, inflation assumptions and the expected additional value from active management of the Pension Plans’ assets. For the determination of net periodic benefit cost in 2010, the Company will utilize an expected long-term return on plan assets of 8.00%.

Assets of the Pension Plans are commingled in the Foundation Coal Defined Benefit Plans Master Trust (“Master Trust”) and are invested in accordance with investment guidelines that have been established by the Company’s Benefits Committee in consultation with the Master Trust’s outside investment advisor. The plans’ target allocation for 2010 and the actual asset allocation as reported at December 31, 2009 are as follows:

	Target Allocation Percentages 2010	Percentage of Plan Assets 2009
Equity funds	57.0%	59.5%
Fixed income funds	28.0%	33.5%
Alternative investment funds/private equity funds	9.0%	3.3%
Real estate funds	6.0%	3.7%
Total	100.0%	100.0%

The asset allocation targets have been set with the expectation that the plans’ assets will fund the plans’ expected liabilities within an appropriate level of risk. In determining the appropriate target asset allocations the Benefits Committee has relied in part upon an Asset/Liability Study performed by the Master Trust’s outside investment advisor. This study considers the demographics of the Pension Plans’ participants, the funding status of each plan, the Company’s contribution philosophy, the Company’s business and financial profile and other associated risk factors. The Pension Plans’ assets are periodically rebalanced among the major asset categories to maintain the asset allocation within a range of approximately plus or minus 2% of the target allocation.

For the five months ended December 31, 2009, $27,986 of cash contributions were made to the Pension Plans and SERP. The Company expects to contribute approximately $30,000 to the Pension Plans in 2010.

The following represents expected future pension benefit and SERP payments for the next ten years, which reflect expected future service, as appropriate:

Pension Benefits
2010	$10,770
2011	14,900
2012	16,206
2013	17,099
2014	19,627
2015-2019	119,079
$197,681

The fair values of the Company’s Pension Plan assets at December 31, 2009, by asset category are as follows:

Fair Value Measurements at December 31, 2009

Asset Category	Total	Quoted Market Prices in Active Market for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity securities:
U.S. large-cap structured fund	$34,267	$—	$34,267	$—
U.S. small-cap fund	8,136		8,136
U.S. growth fund	10,641	—	10,641	—
U.S. value fund	10,640		10,640
International fund	24,663	—	24,663	—
Emerging markets fund	4,965	—	4,965	—
Real estate equity fund	5,727	—	—	5,727
Fixed income securities:	—	—	—	—
Bond fund(a)	52,540	—	52,540	—
Other types of investments:	—	—	—	—
Private equity funds(b)	3,877	12	—	3,865
Diversified alternatives fund(c)	1,312	—	—	1,312
Total	$156,768	$12	$145,852	$10,904
Receivable(d)	649
Total	$157,417

(a)	This fund contains bonds representing a diversity of sectors and maturities. This fund also includes mortgage-backed securities and U.S. Treasuries.

(b)	This category includes several private equity funds that invest primarily in U.S. and European markets.

(c)	This fund contains several underlying funds that invest primarily in U.S. markets and other world markets.

(d)	Receivable for investments sold at December 31, 2009, which approximates fair value.

Changes in level 3 plan assets for the five months ended December 31, 2009 were as follows:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Real estate Equity Fund	Private Equity Funds	Diversified Alternative Fund	Total
Beginning balance, July 31, 2009	$6,611	$3,355	$1,733	$11,699
Actual return on plan assets:
Relating to assets still held at the reporting date	(854)	356	(228)	(726)
Relating to assets sold during the period	3	—	(62)	(59)
Purchases, sales, and settlements	(33)	154	(131)	(10)
Transfers in and/or out of Level 3	—	—	—	—
Ending balance, December 31, 2009	$5,727	$3,865	$1,312	$10,904

The following is a description of the valuation methodologies used for assets measured at fair value:

Level 1 Plan Assets:  Assets consist of individual security positions which are easily traded on recognized market exchanges. These securities are priced and traded daily, and therefore the fund is valued daily.

Level 2 Plan Assets:  Funds consist of individual security positions which are mostly securities easily traded on recognized market exchanges. These securities are priced and traded daily, and therefore the fund is valued daily.

Level 3 Plan Assets:  Assets are valued monthly or quarterly based on the Net Asset Value “NAV” provided by managers of the underlying fund investments. The NAVs provided typically reflect the fair value of each underlying fund investment, including unrealized gains and losses.

(c)  Multi-Employer Pension Plans

Three of Old Alpha’s subsidiaries assumed collective bargaining agreements as part of two acquisitions (December 13, 2002 and March 11, 2003) that require them to participate in the United Mine Workers of America (“UMWA”) 1950 and 1974 pension plans. Also, in conjunction with the Merger, the Company assumed Foundation’s participation in the UMWA 1950 and 1974 pension plans, which relate to Foundation’s active hourly workforce in Pennsylvania. These plans are multi-employer pension plans administered by the UMWA, and the Company is required to make contributions to these plans at rates defined by the contract. For the years ended December 31, 2009, 2008 and 2007 the Company incurred expense related to these UMWA pension plans of $8,195, $2,045 and $1,238, respectively.

Some of Old Alpha’s subsidiaries are required to make contributions to the 1993 UMWA Benefit Plan of fifty cents per signatory hour worked. The contributions that the Company made to this plan for the years ended December 31, 2009, 2008 and 2007 were $192, $191 and $84, respectively.

In connection with the Merger, the Company assumed Foundation’s obligations to the Coal Industry Retiree Health Benefit Act of 1992 (“Coal Act”), that provides for the funding of medical and death benefits for certain retired members of the UMWA through premiums to be paid by assigned operators (former employers). The Company treats its obligations under the Coal Act as participation in a multi-employer plan and recognizes the expense as premiums are paid. Expense relative to premiums paid for the five months ended December 31, 2009, was $28. As required under the Coal Act, the Company’s obligation to pay retiree medical benefits to its UMWA retirees is secured by letters of credit in the amount of $8,351 as of December 31, 2009.

(d)  Workers’ Compensation and Pneumoconiosis (Black lung)

The Company is required by federal and state statutes to provide benefits to employees for awards related to workers’ compensation and black lung. Old Alpha subsidiaries are insured for worker’s compensation and black lung obligations by a third-party insurance provider in all locations with the exception of West Virginia, where certain Old Alpha subsidiaries are self-insured for workers’ compensation state black lung related obligations. Due to the Merger, the Company assumed the workers’ compensation and black lung obligations of the Foundation subsidiaries (the “Foundation subsidiaries”). The Foundation subsidiaries acquired in the Merger are self-insured for black lung benefits and fund benefit payments through a Section 501(c)(21) tax-exempt trust fund. Provisions are made for estimated benefits based on annual evaluations prepared by independent actuaries. The Foundation subsidiaries are also self-insured for worker’s compensation benefits with the exception of Wyoming where the Company participates in a compulsory state-run fund.

The liability for self-insured workers’ compensation claims is an actuarially determined estimate of the undiscounted ultimate losses to be incurred on such claims based on the Company’s experience, and includes a provision for incurred but not reported losses. The liability for self-insured black lung benefits is an estimate of such benefit as determined by an independent actuary at the present value of the actuarially computed liability over the employee’s applicable term of service. Adjustments to the probable ultimate liability for workers’ compensation and black lung are made annually/semi-annually based on actuarial valuations and are included in operations as these are determined.

    Old Alpha Subsidiaries

For the Old Alpha subsidiaries that are fully insured for workers’ compensation and black lung claims, the insurance premium expense for the years ended December 31, 2009, 2008 and 2007 was $19,134, $18,920 and $20,814, respectively.

The liability for Old Alpha’s self-insured workers’ compensation claims at December 31, 2009 and 2008 was $9,639 and $9,446, respectively, including a current portion of $1,120 and $1,575, respectively. Old Alpha’s self-insured workers’ compensation expense from continuing operations for the years ended December 31, 2009, 2008 and 2007 was $2,054, $3,331, and $2,825, respectively.

At December 31, 2009 and 2008, the Company’s unfunded accumulated black lung benefit obligation related to Old Alpha’s subsidiaries was $1,874 and $1,540, respectively. The net periodic benefit cost from continuing operations related to Old Alpha’s subsidiaries was $235, $108 and $108 for years ended December 31, 2009, 2008, and 2007, respectively. The discount rate used in determining the benefit obligation for Old Alpha’s subsidiaries at December 31, 2009 and 2008 was 4.01% and 5.81%, respectively. The discount rate used in determining net periodic benefit cost for Old Alpha’s subsidiaries was 5.81%, 5.81%, and 5.60%, for the years ended December 31, 2009, 2008, and 2007, respectively.

Estimated future cash payments related to Old Alpha’s subsidiaries as of December 31, 2009 are as follows:

2010	$281
2011	295
2012	298
2013	289
2014	292
2015-2019	711
$2,166

    Foundation Subsidiaries

Due to the Merger, the measurement date for the Foundation subsidiaries’ workers’ compensation and black lung obligations was July 31, 2009.

The Foundation subsidiaries’ self-insured workers’ compensation obligations are secured by letters of credit in the amount of $64,412 and surety bonds in the amount of $6,811. The liability for the Foundation subsidiaries’ self-insured workers’ compensation benefits at December 31, 2009 was $34,242, including a current portion of $9,773. The Foundation subsidiaries’ workers’ compensation expense for the five months ended December 31, 2009 was $4,714.

The following table provides components of net periodic benefit cost related to the Foundation subsidiaries’ black lung obligations for the five months ended December 31, 2009:

Service cost	$468
Interest cost	733
Expected return on plan assets	(54)
Net periodic expense	$1,147

Other changes in the Foundation subsidiaries’ black lung plan assets and benefit obligations recognized in Other comprehensive (loss) income are as follows:

Current year actuarial loss	$102
Total recognized in other comprehensive (loss) income	$102
Total recognized in net periodic benefit cost and other comprehensive (loss) income	$1,249

There are no amounts estimated to be amortized from Accumulated other comprehensive (loss) income into net periodic benefit cost in 2010 related to the Foundation subsidiaries’ black lung obligations.

The following tables set forth the Foundation subsidiaries’ accumulated black lung benefit obligations, fair value of plan assets and funded status for the five months ending December 31, 2009:

Change in benefit obligation:
Benefit obligation at beginning of period	$32,648
Service cost	468
Interest cost	733
Actuarial loss (gain)	91
Benefits paid	(1,259)
Benefit obligation at end of period	$32,681
Change in fair value of plan assets:
Fair value of plan assets at beginning of period	$5,510
Actual return on plan assets	43
Benefits paid	(1,259)
Fair value of plan assets at end of period(1)	4,294
Funded status	(28,387)
Accrued benefit cost at end of year	$(28,387)

(1)
Assets of the plan are held in a Section 501(c)(21) tax-exempt trust fund and consist primarily of government debt securities. All assets are classified as Level 1 and valued based on quoted market prices.

Gross amounts related to the Foundation subsidiaries’ black lung obligations recognized in Accumulated other comprehensive (loss) income consisted of the following as of December 31, 2009:

Net actuarial loss as of measurement date	$102

The weighted-average assumptions related to the Foundation subsidiaries’ black lung obligations used to determine the benefit obligation as of December 31, 2009 were as follows:

Discount rate	5.78%
Rate of increase in future compensation	3.00%

The weighted-average assumptions related to the Foundation subsidiaries’ black lung obligations used to determine net periodic benefit cost were as follows:

Discount rate	5.48%
Rate of increase in future compensation	3.00%
Expected long-term return on plan assets	3.00%
Measurement date	July 31, 2009

Estimated future cash payments related to Foundation subsidiaries’ black lung obligations for the fiscal years ending after December 31, 2009 are as follows:

Year ending December 31:
2010	$1,547
2011	1,625
2012	1,705
2013	1,842
2014	2,027
2015-2019	12,717
$21,463

(e)  Defined Contribution and Profit Sharing Plans

The Company sponsors a 401(k) Savings-Investment Plan (“the Old Alpha 401(k) plan”) to assist its eligible employees in providing for retirement. The Company contributes 3% of compensation, as defined under the plan, for every employee who is eligible to participate in the plan. Participants also receive a 50% matching contribution from the Company on their contributions of up to 4% of their total compensation, as defined under the plan. Total Company contributions from continuing operations for the years ended December 31, 2009, 2008 and 2007, were $10,901, $10,670, and $8,983, respectively.

In connection with the Merger, the Company assumed Foundation’s defined contribution and profit sharing plans (the “Foundation contribution plans”) that cover a portion of its employees. Generally, under the terms of these plans, employees make voluntary contributions through payroll deductions and the Company makes matching and/or discretionary contributions, as defined by each plan. The Company’s expense related to these plans was $1,451 for the five months ended December 31, 2009.

(f)  Self-Insured Medical Plan

Old Alpha subsidiaries are principally self-insured for health insurance coverage provided for all of its employees. In addition, Old Alpha subsidiaries utilize commercial insurance to cover specific claims in excess of $500. Estimated liabilities for health and medical claims are recorded based on the Company’s historical experience and includes a component for incurred but not reported claims. During the years ended December 31, 2009, 2008 and 2007, Old Alpha subsidiaries incurred total claims expense from continuing operations of $42,831, $35,188 and $28,896, respectively, which represents claims processed and an estimate for claims incurred but not reported.

In connection with the Merger, the Company assumed Foundation’s health care coverage for all of its employees under a number of plans the Foundation subsidiaries had in place at the time of the Merger. The Foundation subsidiaries are self-insured for the cost of health care coverage. During the five months ended December 31, 2009, the Foundation subsidiaries had incurred total claims expense of $20,250, which represent the claims processed and an estimate for claims incurred but not reported.

(17)  Stock-Based Compensation Awards

The Company’s primary stock-based compensation plan is the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (the “2005 LTIP”). The principal purpose of the 2005 LTIP is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The 2005 LTIP provides for a variety of awards, including non-qualified stock options (“options”), incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), stock appreciation rights, non-vested shares, dividend equivalents, performance-based awards and other stock-based awards. The 2005 LTIP is currently authorized for the issuance of awards for up to 8,838,841 shares of common stock. At December 31, 2009, 4,476,502 shares of common stock were available for grant under the 2005 LTIP. Due to certain restrictions in the 2005 LTIP, the Company cannot grant stock-based awards to legacy employees of Foundation that became employees of the Company subsequent to the Merger on July 31, 2009.

On July 31, 2009, subsequent to the Merger, the Company adopted the Foundation Amended and Restated 2004 Stock Incentive Plan (the “2004 SIP”). The 2004 SIP permits the Company to grant its key employees, directors and consultants options, stock appreciation rights, restricted stock or other stock-based awards. The awards under the 2004 SIP may be granted at fair value with an exercise price of no less than 100% of the fair market value of the Company’s common stock on the date of grant. The 2004 SIP is currently authorized for the issuance of awards for up to 6,480,675 shares of common stock, and as of December 31, 2009, 1,396,816 shares of common stock were available for grant under the plan.

Upon vesting of restricted stock and restricted share units (both time-based and performance-based) or the exercise of options, shares are issued from the 2005 LTIP and the 2004 SIP, respective of which plan the awards were granted from.

In November 2008, the Board of Directors authorized the Company to repurchase common shares from employees (upon the election by the employee) to satisfy the employees’ minimum statutory tax withholdings upon the vesting of restricted stock and restricted share units (both time-based and performance-based). During the year ended December 31, 2009, the Company repurchased 309,457 common shares from employees at an average price paid per share of $28.68. Shares that are repurchased to satisfy the employees’ minimum statutory tax withholdings are recorded in Treasury stock at cost, and these shares are not added back into the pool of shares available for grant of the respective plans the shares were granted from.

At December 31, 2009, the Company had three types of stock-based awards outstanding: restricted stock, restricted share units (both time-based and performance-based), and options. Stock-based compensation expense from continuing operations totaled $37,802, $17,344, and $9,539 for the years ended December 31, 2009, 2008, and 2007, respectively. For the years ended December 31, 2009, 2008, and 2007, approximately 78%, 52%, and 61%, respectively, of stock-based compensation expense from continuing operations is reported as Selling, general and administrative expenses and approximately 22%, 48%, and 39%, respectively, of the stock-based compensation expense from continuing operations was recorded as a component of Cost of coal sales. The total tax benefit recognized for stock-based compensation for the years ending December 31, 2009, 2008 and 2007 were $434, $3,608 and $2,275, respectively.

Below is a summary of the key terms and methods of valuation for the Company’s stock-based compensation.

Restricted Stock Awards

The Company grants certain of its executive officers, directors and key employee’s restricted stock of Alpha Natural Resources, Inc. common stock pursuant to the Company’s 2005 LTIP. The Company can also grant certain of its executive officers, directors and key employee’s restricted stock of Alpha Natural Resources, Inc. common stock pursuant to the Company’s 2004 SIP, of which none were granted in 2009. For executive officers and key employees, the restricted stock vest ratably over three-year periods or cliff vest after three years (with accelerated vesting upon a change of control), depending on the recipients’ position with the company. For the Company’s directors, restricted stock grants vest at the time of grant, but are restricted until six months after termination of such director’s service on the Company’s Board of Directors (with accelerated vesting upon a change of control). The fair value of restricted share awards is estimated based on the closing stock price at the date of the grant, and, for purposes of expense recognition, the total number of awards expected to vest is adjusted for estimated forfeitures, which is being amortized over the requisite service periods.

During the years ended December 31, 2009, 2008, and 2007, the Company granted restricted shares to its executive officers, directors and key employees in the amount of 921,901, 399,561, and 611,863, respectively, of which 1,189,271 remain outstanding at December 31, 2009.

Restricted stock award activity for the year ended December 31, 2009 is summarized in the following table:

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested shares outstanding at December 31, 2008	952,789	$19.33
Granted	921,901	$18.92
Vested	(521,333)	$19.80
Forfeited/Expired	(164,086)	$18.59
Non-vested shares outstanding at December 31, 2009	1,189,271	$18.97

The fair value of restricted stock awards that vested for the years ended December 31, 2009, 2008 and 2007 was $11,453, $11,874 and $2,029. As of December 31, 2009, there was $10,045 of unamortized compensation cost related to non-vested restricted stock awards which is expected to be recognized as expense over a weighted-average period of 1.84 years.

Restricted Share Units

        Time-Based Share Units

The Company grants certain of its executive officers, directors and key employees time-based share units of common stock pursuant to the Company’s 2005 LTIP and the 2004 SIP, which the Company adopted subsequent to the Merger with Foundation on July 31, 2009. For time-based share units awarded to executive officers and key employees, the share units vest, subject to continued employment, ratably over three-year periods or cliff vest after three years (with accelerated vesting upon a change of control), depending on the recipients’ position with the company. For the Company’s directors, time-based share unit awards vest at the time of grant, but are restricted until six months after termination of such director’s service on the Company’s Board of Directors (with accelerated vesting upon a change of control). The fair value of time-based share unit awards is estimated based on the closing stock price at the date of the grant, and, for purposes of expense recognition, the total number of awards expected to vest is adjusted for estimated forfeitures, which is being amortized over the requisite service periods. Upon vesting of time-based share units, the Company issues authorized and unissued shares of the Company’s common stock to the recipient.

During the years ended December 31, 2009, 2008, and 2007, the Company granted time-based share units under the 2005 LTIP to certain executive officers, directors and key employee’s in the amount of 218,750, 5,925, and 6,296, respectively, of which 214,804 remained outstanding at December 31, 2009.

During the year ended December 31, 2009, the Company granted time-based share units under the 2004 SIP to certain executive officers, directors and key employee’s in the amount of 139,650 from the 2004 SIP, all of which remained outstanding at December 31, 2009.

On July 31, 2009, the Company assumed 540,002 former Foundation performance share unit awards that converted to time-based share units upon change of control due to the Merger. These awards vest over various periods through February 29, 2012. The Company determined the fair value of these share units at the time of the Merger was $8,541, which will be recognized over the requisite service periods of the awards. On December 28, 2009, 8,242 of these share units were converted into common shares and were subsequently repurchased by the Company at an average price of $45.37 per share to satisfy tax obligations related to early retirement eligible employees, as defined in the 2004 SIP. At December 31, 2009, 531,760 of these time-based share units remained outstanding.

Time-based share unit activity for the year ended December 31, 2009 is summarized in the following table:

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested shares outstanding at December 31, 2008	17,056	$26.39
Assumed	540,002	$33.31
Granted	358,400	$33.40
Vested	(8,242)	$33.32
Forfeited/Expired	(21,002)	$33.81
Non-vested shares outstanding at December 31, 2009	886,214	$33.17

The fair value of time-based share unit awards that vested in the year ended December 31, 2009 was $374. As of December 31, 2009, there was $11,721 of unamortized compensation cost related to non-vested time-based share units which is expected to be recognized as expense over a weighted-average period of 2.09 years.

    Performance-Based Share Units

The Company grants certain of its executive officers and key employees performance-based share units of Alpha Natural Resources, Inc. common stock pursuant to the Company’s 2005 LTIP. The Company can also grant certain of its executive officers and key employees performance-based share units pursuant to the Company’s 2004 SIP, of which none were granted in 2009. The performance-based share units awarded under the 2005 LTIP and the 2004 SIP cliff vest after three years, subject to continued employment (with accelerated vesting upon a change of control). Upon vesting of performance-based share units, the Company issues authorized and unissued shares of the Company’s common stock to the recipient.

During 2009, the Company awarded 355,672 performance-based share units, of which 336,982 remain outstanding as of December 31, 2009. Recipients of these awards can receive shares of the Company’s common stock at the end of a performance period which ends on December 31, 2011, based on the Company’s actual performance against pre-established operating income goals, strategic goals, and total shareholder return goals. In order to receive the shares, the recipient must also be employed by the Company on the vesting date. The performance-based share units represent the number of shares of common stock to be awarded based on the achievement of targeted performance and may range from 0 percent to 200 percent of the targeted amount. The grant date fair value of the awards related to operating income targets is based on the closing price of the Company’s common stock on the grant date and is being amortized over the performance period. The fair value of the awards related to total shareholder return targets is based upon a Monte Carlo simulation and is being amortized over the performance period. Prior to November 18, 2009, the portion of the awards related to strategic goals did not meet the definition of a grant date. After the successful completion of the Merger, the Company determined that attainment of the strategic goals of the awards was achieved on November 18, 2009, thus requiring the Company to recognize the associated expense based on the closing stock price on that date. The Company reassesses at each reporting date whether achievement of each of the performance conditions is probable, as well as estimated forfeitures, and adjusts the accruals of compensation expense as appropriate. At December 31, 2009, the Company had assessed the operating income, strategic goals and total shareholder return targets as probable of achievement. As of December 31, 2009, there was $7,667 of unamortized compensation cost related to the 2009 performance-based share units which is expected to be recognized as expense over a weighted-average period of 1.97 years.

During 2008, the Company awarded 165,045 performance-based share units, of which 151,035 remain outstanding as of December 31, 2009. Recipients of these awards can receive shares of the Company’s common stock at the end of a performance period which ends on December 31, 2010, based on the Company’s actual performance against pre-established operating income goals, strategic goals, and total shareholder return goals. In order to receive the shares, the recipient must also be employed by the Company on the vesting date. The performance-based share units represent the number of shares of common stock to be awarded based on the achievement of targeted performance and may range from 0 percent to 150 percent of the targeted amount. The grant date fair value of the awards related to operating income targets is based on the closing price of the Company’s common stock on the grant date and is being amortized over the performance period. The fair value of the awards related to total shareholder return targets is based upon a Monte Carlo simulation and is being amortized over the performance period. Prior to November 18, 2009, the portion of the awards related to strategic goals did not meet the definition of a grant. After the successful completion of the Merger, the Company determined that attainment of the strategic goals of the awards was achieved on November 18, 2009, thus requiring the Company to recognize the associated expense based on the closing stock price on that date. The Company reassesses at each reporting date whether achievement of each of the performance conditions is probable, as well as estimated forfeitures, and adjusts the accruals of compensation expense as appropriate. At December 31, 2009, the Company had assessed the operating income, strategic goals and total shareholder return targets as probable of achievement. As of December 31, 2009, there was $1,752 of unamortized compensation cost related to the 2008 performance-based share units which is expected to be recognized as expense over a weighted-average period of 1.02 years.

During 2007, the Company awarded 377,247 performance-based share units, of which 301,275 remain outstanding as of December 31, 2009. Recipients of these awards can receive shares of the Company’s common stock at the end of a performance period which ended on December 31, 2009, based on the Company’s actual performance against pre-established operating income goals, strategic goals, and total shareholder return goals. In order to receive the shares, the recipient must also be employed by the Company on the vesting date. The performance-based share units represent the number of shares of common stock to be awarded based on the achievement of targeted performance and may range from 0 percent to 150 percent of the targeted amount. The grant date fair value of the awards related to operating income targets is based on the closing price of the Company’s common stock on the grant date and is being amortized over the performance period. The fair value of the awards related to total shareholder return targets is based upon a Monte Carlo simulation and is being amortized over the performance period. Prior to November 18, 2009, the portion of the awards related to strategic goals did not meet the definition of a grant date. After the successful completion of the Merger, the Company determined that attainment of the strategic goals of the awards was achieved on November 18, 2009, thus requiring the Company to recognize the associated expense based on the closing stock price on that date. The Company reassesses at each reporting date whether achievement of each of the performance conditions is probable, as well as estimated forfeitures, and adjusts the accruals of compensation expense as appropriate. At December 31, 2009, the Company evaluated its performance against the pre-established operating income goals, strategic goals, and total shareholder return goals and determined that there was an achievement of 150 percent of the target award, which amounts to 451,913 shares with a total compensation cost of $8,890. Accordingly, the Company adjusted the previously adjusted recorded compensation expense for these shares as of December 31, 2009, and there is $18 of compensation expense to be recognized in the remaining service period of these awards.

Performance-based share unit activity for the year ended December 31, 2009 is summarized in the following table:

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested shares outstanding at December 31, 2008	527,183	$16.59
Granted	927,010	$29.25
Earned	(35,219)	$21.15
Forfeited or expired	(66,545)	$19.30
Non-vested shares outstanding at December 31, 2009	1,352,429	$29.43

Shares in the table above are based on the maximum shares that can be awarded based on the achievement of the performance criteria. The fair value of performance-based share unit awards granted in 2006 and vested on February 10, 2009 was $748.

Non-Qualified Stock Options

On November 10, 2004, options to acquire 569,985 shares of common stock at an exercise price of $12.73 per share were issued under the 2004 LTIP to certain executive officers and key employees of Alpha Coal Management (“ACM”). On February 11, 2005, in connection with the Company’s Internal Restructuring, the outstanding options granted under the 2004 LTIP were automatically converted into options to purchase shares of Alpha common stock. These options, subject to continued employment, vest over a period of five years (with accelerated vesting upon a change of control), of which was satisfied on November 10, 2009, and have a term of ten years. There have been no awards granted from the 2004 LTIP since November 10, 2004 and no further options or awards were or will be granted under this plan. As of December 31, 2009, 86,120 options under the 2004 LTIP were outstanding and exercisable.

On February 11, 2005, options to acquire 692,905 shares of Alpha Natural Resources, Inc. common stock at the initial public offering price of $19.00 per share were issued under the 2005 LTIP to certain executive officers, directors and key employees. Also in 2005, options to acquire 10,000 and 60,000 shares of the Company’s common stock at an exercise price of $24.85 per share and $23.50 per share, respectively, were issued under the 2005 LTIP. All options issued pursuant to the 2005 LTIP vest over a period of five years and have a term of ten years, subject to continued employment or service on the Company’s Board of Directors. As of December 31, 2009, 296,105 options were outstanding and 186,524 were exercisable under the 2005 LTIP. No stock options were granted under the 2005 LTIP during the years ended December 31, 2009, 2008 and 2007, respectively.

On July 31, 2009, in connection with the Merger, the Company assumed 1,118,546 options from Foundation that were issued under the 2004 SIP and fully vested upon change of control due to the Merger. Of the 1,118,546 options assumed, 196,457 have a Merger ratio adjusted exercise price of $4.50 and 922,089 have a Merger ratio adjusted exercise price of $7.87. These options have an expiration date of August 10, 2014. The Company determined the fair value of these options at the time of the Merger and recognized a one-time charge of $600 for stock-based compensation in the third quarter of 2009. As of December 31, 2009, of the options assumed pursuant to the 2004 SIP, 82,568 of the $4.50 options were outstanding and exercisable and 583,612 of the $7.87 options were outstanding and exercisable.

The fair value of the Foundation options assumed on July 31, 2009 was estimated using the Black-Scholes option-pricing model using the following assumptions:

•	Price of the underlying stock:

•	Closing stock price for Foundation on July 31, 2009 — $35.93

•	Closing stock price for Alpha on July 31, 2009 — $33.31

•	Option exercise price:

•	Pre-conversion option exercise prices — $4.87 and $8.53

•	Post-conversion option exercise prices — $4.50 and $7.87 (Adjusted for the Merger ratio of 1.084)

•	Expected life in years — 2.51 years

•	Risk-free interest rate — 1.38%

•	Dividend yield — 0.00%

•	Expected volatility — 65.83%

The assumed options were a one-time grant at Foundation’s initial public offering to eight employees and as of the Merger date, six of these employees will continue to hold these options. Insufficient data existed to develop a reliable expected stock option life, therefore, the simplified method was utilized to estimate the expected life of these options. The expected life in years was determined by using the midpoint between the valuation date and the expiration date. Expected volatility was based on both Alpha’s and Foundation’s pre-merger implied future stock price volatilities derived from exchange traded options and actual historic stock price volatilities.

The weighted-average fair value of the Foundation options assumed on July 31, 2009 was $26.74.

Stock option activity for the year ended December 31, 2009 is summarized in the following table:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)
Outstanding at December 31, 2008	519,984	$17.87
Assumed	1,118,546	$7.28
Exercised	(564,198)	$9.16
Forfeited/Expired	(25,927)	$15.39
Outstanding at December 31, 2009	1,048,405	$11.32	4.78
Exercisable at December 31, 2009	938,824	$10.35	4.73

As of December 31, 2009, the options outstanding and the exercisable options had an aggregate intrinsic value of $33,619 and $31,013, respectively. Cash received from the exercise of stock options during the years ended December 31, 2009, 2008, and 2007 was $5,169, $3,586, and $3,932, respectively. As of December 31, 2009, $117 of unrecognized compensation cost related to stock options is expected to be recognized as expense over a weighted-average period of 0.20 years.

A summary of the Company’s options outstanding and exercisable at December 31, 2009 follows:

	Options Outstanding			Options Exercisable
Exercise Price	Shares	Weighted- Average Remaining Life (yrs)	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
$12.73	86,120	4.90	$12.73	86,120	$12.73
$19.00	258,105	5.10	$19.00	162,524	$19.00
$24.85	2,000	5.30	$24.85	—	$—
$23.50	36,000	5.40	$23.50	24,000	$23.50
$4.50	82,568	4.60	$4.50	82,568	$4.50
$7.87	583,612	4.60	$7.87	583,612	$7.87

The total intrinsic value of options exercised during the years ended December 31, 2009, 2008, and 2007 was $15,186, $6,692, and $3,081, respectively. The Company currently uses authorized and unissued shares to satisfy share award exercises.

(18)  Related Party Transactions

For the years ended December 31, 2009, 2008 and 2007, there were no material related party transactions.

(19)  Commitments and Contingencies

(a)  General

Estimated losses from loss contingencies and legal expenses associated with the contingency are accrued by a charge to income when information available indicates that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the consolidated financial statements when it is at least reasonably possible that a loss will be incurred and the loss is material.

(b)  Commitments and Contingencies

Commitments

The Company leases coal mining and other equipment under long-term operating leases with varying terms. In addition, the Company leases mineral interests and surface rights from land owners under various terms and royalty rates.

As of December 31, 2009, aggregate future minimum non-cancelable lease payments under operating leases and minimum royalties under coal leases were as follows:

	Operating Leases	Coal Royalties	Total
Year Ending December 31:
2010	$5,884	$17,394	$23,278
2011	3,812	16,724	20,536
2012	2,335	16,347	18,682
2013	1,144	13,386	14,530
2014	957	9,023	9,980
Thereafter	1,299	64,460	65,759
Total	$15,431	$137,334	$152,765

For the years ended December 31, 2009, 2008 and 2007, net rent expense from continuing operations amounted to $11,463, $5,065 and $7,069, respectively, and coal royalty expense from continuing operations amounted to $79,799, $83,707 and $66,455, respectively.

Other Commitments

As of December 31, 2009, the Company had commitments to purchase 1,065 tons and 2 tons of coal at a cost of approximately $80,876 and $354 during 2010 and 2011, respectively.

In connection with the Merger, the Company assumed the obligations for a federal coal lease, which contains an estimated 224.0 million tons of proven and probable coal reserves in the Powder River Basin. The lease bid was $180,500, payable in five equal annual installments of $36,108. The first two installments were paid in 2009 and 2008 by Foundation. The three remaining annual installments of $36,108 each are due on May 1, the anniversary date of the lease.

Contingencies

Extensive regulation of the impacts of mining on the environment and of maintaining workplace safety, and related litigation, has had or may have a significant effect on the Company’s costs of production and results of operations. Further regulations, legislation or litigation in these areas may also cause the Company’s sales or profitability to decline by increasing costs or by hindering the Company’s ability to continue mining at existing operations or to permit new operations.

(c)  Guarantees and Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Company is a party to certain guarantees and financial instruments with off-balance sheet risk, such as bank letters of credit, performance or surety bonds, and other guarantees and indemnities related to the obligations of affiliated entities which are not reflected in the Company’s Consolidated Balance Sheets. Management does not expect any material losses to result from these guarantees or other off-balance sheet financial instruments. The amount of outstanding surety bonds related to the Company’s reclamation obligations as of December 31, 2009 is presented in Note 11.

In connection with the Merger, Neweagle Industries, Inc., Neweagle Coal Sales Corp., Laurel Creek Co., Inc. and Rockspring Development, Inc. (collectively, “Sellers”) became indirect wholly owned subsidiaries of the Company. The Sellers sell coal to Birchwood Power Partners, L.P. (“Birchwood”) under a Coal Supply Agreement dated July 22, 1993 (“Birchwood Contract”). Laurel Creek Co., Inc. and Rockspring Development, Inc. were parties to the Birchwood Contract since its inception, at which time those entities were not affiliated with Neweagle Industries, Inc., Neweagle Coal Sales Corp. or Foundation. Effective January 31, 1994, the Birchwood Contract was assigned to Neweagle Industries, Inc. and Neweagle Coal Sales Corp. by AgipCoal Holding USA, Inc. and AgipCoal Sales USA, Inc., which at the time were affiliates of Arch Coal, Inc. Despite this assignment, Arch Coal, Inc. (“Arch”) and its affiliates have separate contractual obligations to provide coal to Birchwood if Sellers fail to perform. Pursuant to an Agreement & Release dated September 30, 1997, Foundation agreed to defend, indemnify and hold harmless Arch and its subsidiaries from and against any claims arising out of any failure of Sellers to perform under the Birchwood Contract. By acknowledgement dated February 16, 2005, Foundation and Arch acknowledged the continuing validity and effect of this Agreement & Release.

Letters of Credit

The amount of outstanding bank letters of credit issued under the Company’s accounts receivable securitization program as of December 31, 2009 is presented in Note 10. As of December 31, 2009, the Company had $113,633 of additional letters of credit outstanding under its revolving credit facility.

(d)  Legal Proceedings

The Company is a party to a number of legal proceedings incident to its normal business activities. While the Company cannot predict the outcome of these proceedings, the Company does not believe that any liability arising from these matters individually or in the aggregate should have a material impact upon its consolidated cash flows, results of operations or financial condition.

Nicewonder Litigation

In December 2004, prior to the Company’s Nicewonder acquisition in October 2005, the Affiliated Construction Trades Foundation brought an action against the West Virginia Department of Transportation, Division of Highways (“WVDOH”) and Nicewonder Contracting, Inc. (“NCI”), which became the Company’s wholly-owned indirect subsidiary as a result of the Nicewonder acquisition, in the United States District Court in the Southern District of West Virginia. The plaintiff sought a declaration that the contract between NCI and the State of West Virginia related to NCI’s road construction project was illegal as a violation of applicable West Virginia and federal competitive bidding and prevailing wage laws. The plaintiff also sought an injunction prohibiting performance of the contract but has not sought monetary damages.

In September 2007, the Court ruled that the WVDOH and the Federal Highway Administration (which is now a party to the suit) could not, under the circumstances of this case, enter into a contract that did not require the contractor to pay the prevailing wages as required by the Davis-Bacon Act. In anticipation of a potential Court directive that the contract be renegotiated for such payment, for which the WVDOH had committed to reimburse NCI, the Company recorded a $9,000 long-term liability for the potential obligations under the ruling and an offsetting $9,000 long-term receivable for the recovery of these costs from the WVDOH.

On September 30, 2009, the Court issued an order that dismissed or denied for lack of standing all of the plaintiff’s claims under federal law and remanded the remaining state claims to circuit court in Kanawha County, WV for resolution. The Court also vacated portions of its September 2007 order, and held that the plaintiff lacked standing to pursue the Davis-Bacon Act claim and further concluded that no private right of action exists to challenge the absence of a provision in a contract for highway construction requiring payment of prevailing wages established by the Davis-Bacon Act. As a result of the September 30, 2009 ruling, the Company’s previously established long-term liability and offsetting long-term receivable of $9,000 have been reversed.

Cliffs Proposed Acquisition

On July 15, 2008, the Company entered into a definitive merger agreement pursuant to which, and subject to the terms and conditions thereof, Cliffs would acquire all of the Company’s outstanding shares. Under the terms of the agreement, for each share of the Company’s common stock, stockholders would receive 0.95 Cliffs’ common shares and $22.23 in cash. The proposed merger required approval of each company’s stockholders, for which special meetings were scheduled to take place on November 21, 2008. On November 3, 2008, the Company commenced litigation against Cliffs by filing an action in the Delaware Court of Chancery to obtain an order to require Cliffs to hold its shareholder meeting as scheduled. Later in November, each company’s Board of Directors, after considering various issues, including the then current macroeconomic environment, uncertainty in the steel industry, shareholder dynamics and risks and costs of potential litigation, determined that settlement of the litigation and termination of the merger agreement was in the best interests of its equity holders. As a result, on November 17, 2008, the Company and Cliffs mutually terminated the merger agreement and settled the litigation. The terms of the settlement agreement included a $70,000 payment from Cliffs to the Company, which net of transaction costs, resulted in a gain of $56,315.

(20)  Mergers and Acquisitions

Merger with Foundation Coal Holdings, Inc.

On May 11, 2009, Old Alpha and Foundation executed an agreement and plan of merger pursuant to which Old Alpha was to be merged with and into Foundation, with Foundation continuing as the surviving corporation of the Merger. On July 31, 2009, the Merger was completed and Foundation was renamed Alpha Natural Resources, Inc. The headquarters of the Company are located in Abingdon, VA. The former headquarters of Foundation located in Linthicum Heights, MD will remain open for a period of at least 18 months.

At the effective time of the Merger on July 31, 2009 (the “Effective Time”), each issued and outstanding share of common stock, par value $0.01, of Foundation, other than any shares owned by Old Alpha, was converted into the right to receive 1.0840 (the “Exchange Ratio”) shares of common stock, par value $0.01, of Alpha, and each issued and outstanding share of common stock, par value $0.01, of Old Alpha, other than any shares owned by Foundation, automatically became one share of common stock of Alpha. Immediately after the Effective Time, Old Alpha’s stockholders owned approximately 59% of Alpha common stock and Foundation’s stockholders owned approximately 41% of Alpha common stock. All currently issued and outstanding options to purchase Foundation common stock vested and were converted into vested options to purchase Alpha common stock, with adjustments to reflect the Exchange Ratio, and all outstanding options to purchase Old Alpha’s common stock were converted into options to purchase Alpha common stock, without adjustment. Other outstanding equity-based awards of Foundation either vested and were converted into the right to receive 1.0840 shares of Alpha common stock, or were converted into vested and unvested awards with respect to Alpha common stock, as applicable. Other outstanding equity-based awards of Old Alpha were converted into awards with respect to Alpha common stock. No fractional shares of Alpha common stock were issued in the Merger, and Foundation’s stockholders received cash in lieu of fractional shares, if any, of Alpha common stock. The Merger qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

For financial accounting purposes, the Merger is treated as a “reverse acquisition” and Old Alpha is treated as the accounting acquirer. Accordingly, Old Alpha’s historical financial statements became the historical financial statements of Alpha for comparative purposes.

The Company issued 48,452,298 shares of common stock to the shareholders of Foundation, after adjustment to reflect the merger ratio. Certain outstanding equity-based awards of Foundation vested and resulted in the issuance of an additional 451,300 shares of common stock. Additionally, all issued and outstanding options to purchase Foundation common stock vested and were converted into 1,118,497 vested options to purchase Company common stock, with adjustments to reflect the Exchange Ratio. Other outstanding equity-based awards of Foundation consisting of 176,089 restricted stock units vested were converted into the right to receive 1.0840 shares of Company common stock and 355,674 restricted stock units were converted into unvested awards with respect to Company common stock.

The fair value of the total consideration transferred was $1,668,398. The acquisition date fair value of each class of consideration transferred was as follows:

Common shares	$1,613,946
Other equity awards	53,393
Cash performance units	1,055
Cash-fractional shares	4
Total purchase price	$1,668,398

Fair value of common stock issued was determined by the closing price of Old Alpha’s common stock on the day of the Merger. The total purchase price has been preliminarily allocated to the net tangible and intangible assets of Foundation. The allocation of the purchase price has not been finalized due to the final calculation of deferred taxes, therefore, the amounts recorded below are provisional and will remain as such until a final tax return is filed for Foundation, which is anticipated to occur by the end of the first quarter of 2010. The following table presents the details of the preliminary allocation of the July 31, 2009 purchase price:

Cash	$23,505
Accounts receivable	83,531
Coal inventories	47,433
Other current assets	61,269
Property and equipment	716,749
Owned lands	76,134
Owned and leased mineral rights	1,873,347
Coal supply agreements	529,507
Other non-current assets	14,296
Goodwill	337,321
Total assets	$3,763,092
Current liabilities	(176,233)
Long-term debt, net (including current portion)	(595,817)
Asset retirement obligation (including current portion)	(99,574)
Deferred income taxes	(443,744)
Pension and post retirement obligations (including current portion)	(713,095)
Other long-term liabilities	(66,231)
Total liabilities	$(2,094,694)
Net tangible and intangible assets acquired	$1,668,398

A portion of the goodwill was allocated to Old Alpha’s reporting units expected to benefit from the synergies to be gained from the acquisition using a “with and with-out” approach. The remaining goodwill was allocated to the acquired reporting units based on the relative fair value of the net assets of the reporting units.

The following unaudited pro forma information has been prepared for illustrative purposes only and assumes the Merger occurred at the beginning of each of the periods being presented. The unaudited pro forma results have been prepared based on estimates and assumptions, which the Company believes are reasonable; however, they are not necessarily indicative of the consolidated results of operations had the Merger occurred at the beginning of each of the periods presented, or of future results of operations.

The unaudited pro forma results for the years ended December 31, 2009 and 2008 are as follows:

	Years Ended December 31,
	2009	2008
Total revenues
As reported	$2,495,507	$2,468,753
Pro forma	$3,402,678	$4,041,014
Income (loss) from continuing operations
As reported	$66,807	$198,599
Pro forma	$(58,187)	$1,420
Earnings per share from continuing operations-basic
As reported	$0.74	$2.90
Pro forma	$(0.49)	$0.01
Earnings per share from continuing operations-diluted
As reported	$0.73	$2.83
Pro forma	$(0.49)	$0.01

Total revenues reported in the Consolidated Statements of Operations for the year ended December 31, 2009 included total revenues of $716,764 related to Foundation. The amount of earnings from continuing operations related to Foundation included in the Consolidated Statement of Operations for the year ended December 31, 2009 is not readily determinable due to various intercompany transactions and allocations that have occurred in connection with the operations of the combined company.

Acquisition of Mingo Logan

On June 29, 2007, the Company completed the acquisition of certain coal mining assets in southern West Virginia from Arch Coal, Inc. known as Mingo Logan for $43,893 including working capital and assumed liabilities. The Mingo Logan purchase consisted of coal reserves, two mines and a load-out and processing plant that is managed by the Callaway business unit.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Current assets	$9,555
Property, plant, and equipment	41,892
Intangible assets	4,182
Total assets acquired	55,629
Asset retirement obligation	(11,636)
Other liabilities	(100)
Total liabilities assumed	(11,736)
Net assets acquired	$43,893

Sale of Coal Reserves

On September 30, 2008, the Company completed the sale of approximately 17.6 million tons of underground coal reserves in eastern Kentucky to a private coal producer for $13,041 in cash. The reserves were a portion of an estimated 73 million tons of reserves and other assets acquired from Progress Fuels Corporation in May 2006. The Company recorded a gain of $12,936 on the sale.

(21)  Concentration of Credit Risk and Major Customers

The Company markets its coal principally to electric utilities in the United States and international and domestic steel producers. As of December 31, 2009 and 2008, trade accounts receivable from electric utilities totaled approximately $86,270 and $59,398, respectively. Credit is extended based on an evaluation of the customer’s financial condition and collateral is generally not required. Credit losses are provided for in the consolidated financial statements and historically have been minimal. The Company is committed under long-term contracts to supply coal that meets certain quality requirements at specified prices. The prices for some multi-year contracts are adjusted based on economic indices or the contract may include year-to-year specified price changes. Qualities and volume for coal are stipulated in coal supply agreements, and may vary from year to year within certain limits at the option of the customer. For the years ended December 31, 2009, 2008, and 2007, the Company’s 10 largest customers accounted for approximately 47%, 54% and 42% of Total revenues, respectively. Sales to the Company’s largest customer accounted for approximately 12% of Total revenues for the years ended December 31, 2009 and 2008 and less than 10% for the year ended December 31, 2007.

(22)  Segment Information

The Company discloses information about operating segments using the management approach, where segments are determined and reported based on the way that management organizes the enterprise for making operating decisions and assessing performance. The Company periodically evaluates its application of accounting guidance for reporting its segments.

The Company extracts, processes and markets steam and metallurgical coal from surface and deep mines for sale to electric utilities, steel and coke producers, and industrial customers. The Company operates only in the United States with mines in Central Appalachia, Northern Appalachia, and the Powder River Basin. Prior to the Merger, Old Alpha had only one reportable segment, Coal Operations, which included operations in Central and Northern Appalachia. As a result of the Merger, the Company changed its organizational structure and re-evaluated its reportable segments. Based on review of the required economic characteristics, the Company aggregated its operating results into two reportable segments: Western Coal Operations, which consists of two Powder River Basin surface mines as of December 31, 2009 and Eastern Coal Operations, which consists of 36 underground mines and 23 surface mines in Central and Northern Appalachia, as well as the Company’s road construction business which operates in Central Appalachia and coal brokerage activities.

In addition to the two reportable segments, the All Other category includes an idled underground mine in Illinois; expenses associated with closed mines; Dry Systems Technologies; revenues and royalties from the sale of coalbed methane and natural gas extraction; equipment sales and repair operations; terminal services; general corporate overhead and corporate assets and liabilities. The Company evaluates the performance of its segments based on EBITDA from continuing operations, which the Company defines as Income from continuing operations plus Interest expense, Income tax expense, Amortization of coal supply agreements, net and Depreciation, depletion and amortization, less Interest income and income tax benefit. All prior period segment information has been reclassified to conform to this new presentation.

Segment operating results and capital expenditures from continuing operations for the year ended December 31, 2009 and segment assets as of December 31, 2009 were as follows:

	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
Total Revenues	$2,249,027	$218,613	$27,867	$2,495,507
Amortization of acquired coal supply agreements, net	$78,537	$49,071	$—	$127,608
Depreciation, depletion, and amortization	$219,047	$25,562	$7,786	$252,395
EBITDA from continuing operations	$524,042	$39,278	$(68,477)	$494,843
Capital expenditures	$157,121	$18,310	$11,662	$187,093
Goodwill	$304,900	$47,681	$5,287	$357,868
Total assets	$3,654,956	$716,454	$751,361	$5,122,771

The following table presents a reconciliation of EBITDA from continuing operations to Income from continuing operations:

	Year Ended December 31, 2009
	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
EBITDA from continuing operations	$524,042	$39,278	$(68,477)	$494,843
Interest expense	(18,843)	(2,275)	(61,707)	(82,825)
Interest income	(2,887)	—	4,656	1,769
Income tax benefit (expense)	—	—	33,023	33,023
Depreciation, depletion and amortization	(219,047)	(25,562)	(7,786)	(252,395)
Amortization of acquired coal supply agreements, net	(78,537)	(49,071)	—	(127,608)
Income from continuing operations	$204,728	$(37,630)	$(100,291)	$66,807

Segment operating results and capital expenditures from continuing operations for the year ended December 31, 2008, and segment assets as of December 31, 2008 were as follows:

	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
Total Revenues	$2,454,702	$—	$14,051	$2,468,753
Depreciation, depletion, and amortization	$162,902	$—	$2,067	$164,969
EBITDA from continuing operations	$421,572	$—	$26,699	$448,271
Capital expenditures	$125,049	$—	$1,574	$126,623
Goodwill	$20,547	$—	$—	$20,547
Total assets	$873,565	$—	$836,273	$1,709,838
The following table presents a reconciliation of EBITDA from continuing operations to Income from continuing operations:

	Year Ended December 31, 2008
	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
EBITDA from continuing operations	$421,572	$—	$26,699	$448,271
Interest expense	(78)	—	(39,734)	(39,812)
Interest income	713	—	6,638	7,351
Income tax benefit (expense)	—	—	(52,242)	(52,242)
Depreciation, depletion and amortization	(162,902)	—	(2,067)	(164,969)
Amortization of acquired coal supply agreements, net	—	—	—	—
Income from continuing operations	$259,305	$—	$(60,706)	$198,599

Segment operating results and capital expenditures from continuing operations for the year ended December 31, 2007, and segment assets as of December 31, 2007 were as follows:

	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
Total Revenues	$1,799,798	$—	$6,356	$1,806,154
Depreciation, depletion, and amortization	$152,269	$—	$1,718	$153,987
EBITDA from continuing operations	$239,440	$—	$(4,515)	$234,925
Capital expenditures	$93,017	$—	$1,819	$94,836
Goodwill	$20,547	$—	$—	$20,547
Total assets	$964,552	$—	$246,362	$1,210,914

The following table presents a reconciliation of EBITDA from continuing operations to Income from continuing operations:

	Year Ended December 31, 2007
	Eastern Coal Operations	Western Coal Operations	All Other	Consolidated
EBITDA from continuing operations	$239,440	$—	$(4,515)	$234,925
Interest expense	(235)	—	(40,131)	(40,366)
Interest income	472	—	1,794	2,266
Income tax benefit (expense)	—	—	(9,965)	(9,965)
Depreciation, depletion and amortization	(152,269)	—	(1,718)	(153,987)
Amortization of acquired coal supply agreements, net	—	—	—	—
Income from continuing operations	$87,408	$—	$(54,535)	$32,873

The Company sells produced, processed and purchased coal to customers in the United States and in international markets, primarily Brazil, Italy, Belgium, Canada, and Spain. Export coal revenues from continuing operations which includes freight and handling revenues, totaled $767,793 or approximately 32% of Total revenues from continuing operations for the year ended December 31, 2009; $1,290,553 or approximately 52% of Total revenues from continuing operations for the year ended December 31, 2008; and $686,744 or approximately 38% of Total revenues from continuing operations for the year ended December 31, 2007. Included in total export revenues from continuing operations were: sales totaling $179,554 to customers located in Brazil during the year ended December 31, 2009; sales totaling $187,343 to customers located in Brazil during the year ended December 31, 2008; and sales totaling $108,464 to customers located in Canada during the year ended December 31, 2007.

(23)  Supplemental Guarantor and Non-Guarantor Financial Information

On July 30, 2004, Foundation’s subsidiary, Foundation PA (the “2014 Notes Issuer”), issued the 2014 Notes. The 2014 Notes were guaranteed on a senior unsecured basis by Foundation Coal Corporation (“FCC”), an indirect parent of Foundation PA, and certain of its subsidiaries. As a result of the Merger, Foundation PA and FCC became subsidiaries of the Company.

On August 1, 2009, in connection with the Merger, Foundation PA, the Company and certain of its subsidiaries (which were also former subsidiaries of Old Alpha) (the “New Subsidiaries”) executed a supplemental indenture (the “Third Supplemental Indenture”), which supplements the indenture dated as of July 30, 2004 as supplemented, governing the 2014 Notes.

Pursuant to the Third Supplemental Indenture, the Company assumed the obligations of FCC in respect of the 2014 Notes and, along with the New Subsidiaries, became obligated as guarantors on the indenture governing the 2014 Notes. On August 1, 2009, in connection with the Merger, FCC merged with and into the Company. The “Guarantor Subsidiaries” under the 2014 Notes, referred to as the “2014 Notes Guarantor Subsidiaries,” are each of the direct and indirect wholly owned subsidiaries of the Company, other than the Issuer Subsidiary and the Non-Guarantor Subsidiary. The Company and the 2014 Notes Guarantor Subsidiaries have fully and unconditionally guaranteed the 2014 Notes, jointly and severally, on a senior unsecured basis.

Presented below are consolidating financial statements as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008, and 2007, respectively, based on the guarantor structure that was in place at December 31, 2009. As the Merger is treated as a “reverse acquisition” and Old Alpha is treated as the accounting acquirer, Old Alpha’s historical financial statements became the historical financial statements of the Company for comparative purposes. As a result, “Parent” in the tables below refers to Old Alpha in reference to dates prior to the Merger and to the Company in reference to dates following the Merger, and refers to the Company as a guarantor of the 2014 Notes; information is presented for “2014 Notes Issuer” only for dates following the Merger because the 2014 Notes Issuer was a subsidiary of Foundation prior to the Merger; and information for “2014 Notes Guarantor Subsidiaries” prior to the Merger includes only those 2014 Notes Guarantor Subsidiaries that were subsidiaries of Old Alpha prior to the Merger. "Non-Guarantor Subsidiaries" refers, for the tables below dated as of and for the periods ended December 31, 2009, to ANR Receivables Funding LLC, a wholly-owned indirect subsidiary of the Company formed on March 25, 2009 in connection with the A/R Facility, and, for the tables below for the periods ended December 31, 2008 and 2007, to Gallatin Materials, LLC, which the Company disposed of on September 26, 2008. Neither Non-Guarantor Subsidiary is or was a guarantor of the 2014 Notes. Separate consolidated financial statements and other disclosures concerning the 2014 Notes Guarantor Subsidiaries are not presented because management believes that such information is not material to holders of the 2014 Notes or related guarantees.

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Balance Sheet
December 31, 2009

			2014 Notes
		2014 Notes	Guarantor	Non-Guarantor		Total
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$69,410	$-	$396,459	$-	$-	$465,869
Trade accounts receivable, net	-	-	18,541	214,090	-	232,631
Inventories, net	-	-	176,372	-	-	176,372
Prepaid expenses and other current assets	-	-	176,953	-	-	176,953
Total current assets	69,410	-	768,325	214,090	-	1,051,825

Property, equipment and mine development costs, net	-	-	1,082,446	-	-	1,082,446
Owned and leased mineral rights, net	-	-	1,985,855	-	-	1,985,855
Owned lands	-	-	91,262	-	-	91,262
Goodwill	-	-	357,868	-	-	357,868
Acquired coal supply agreements, net	-	-	396,491	-	-	396,491
Other non-current assets	4,121,982	1,659,341	2,560,143	49,472	(8,233,914)	157,024
Total assets	$4,191,392	$1,659,341	$7,242,390	$263,562	$(8,233,914)	$5,122,771

Liabilities
Current liabilities:
Current portion of long-term debt	$-	$33,500	$-	$-	$-	$33,500
Trade accounts payable	1,469	-	141,931	-	-	143,400
Accrued expenses and other current liabilities	1,423	9,552	247,250	68	-	258,293
Total current liabilities	2,892	43,052	389,181	68	-	435,193

Long-term debt	210,524	546,229	-	-	-	756,753
Pension and postretirement medical benefit obligations	-	-	682,991	-	-	682,991
Asset retirement obligations	-	-	190,724	-	-	190,724
Deferred income taxes	-	-	316,464	-	-	316,464
Other non-current liabilities	1,386,687	671,273	605,599	259,172	(2,773,374)	149,357
Total liabilities	1,600,103	1,260,554	2,184,959	259,240	(2,773,374)	2,531,482

Stockholders' Equity
Total stockholders' equity:	2,591,289	398,787	5,057,431	4,322	(5,460,540)	2,591,289
Total liabilities and stockholders' equity	$4,191,392	$1,659,341	$7,242,390	$263,562	$(8,233,914)	$5,122,771

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Balance Sheet
December 31, 2008

			2014 Notes
		2014 Notes	Guarantor	Non-Guarantor		Total
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$73,321	$-	$602,869	$-	$-	$676,190
Trade accounts receivable, net	-	-	163,674	-	-	163,674
Inventories, net	-	-	86,594	-	-	86,594
Prepaid expenses and other current assets	394	-	64,931	-	-	65,325
Total current assets	73,715	-	918,068	-	-	991,783

Property, equipment and mine development costs, net	-	-	356,758	-	-	356,758
Owned and leased mineral rights, net	-	-	180,458	-	-	180,458
Owned lands	-	-	12,882	-	-	12,882
Goodwill	-	-	20,547	-	-	20,547
Deferred income taxes	-	-	83,689	-	-	83,689
Other non-current assets	1,167,444	-	301,967	-	(1,405,690)	63,721
Total assets	$1,241,159	$-	$1,874,369	$-	$(1,405,690)	$1,709,838

Liabilities
Current liabilities:
Current portion of long-term debt	$-	$-	$232	$-	$-	$232
Note payable	-	-	18,288	-	-	18,288
Trade accounts payable	-	-	102,975	-	-	102,975
Accrued expenses and other current liabilities	2,243	-	138,216	-	-	140,459
Total current liabilities	2,243	-	259,711	-	-	261,954

Long-term debt	199,669	-	233,126	-	-	432,795
Pension and postretirement medical benefit obligations	-	-	60,211	-	-	60,211
Asset retirement obligations	-	-	90,565	-	-	90,565
Other non-current liabilities	243,555	-	224,678	-	(399,612)	68,621
Total liabilities	445,467	-	868,291	-	(399,612)	914,146

Stockholders' Equity
Total stockholders' equity:	795,692	-	1,006,078	-	(1,006,078)	795,692
Total liabilities and stockholders' equity	$1,241,159	$-	$1,874,369	$-	$(1,405,690)	$1,709,838

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Consolidating Statement of Operations
Year Ended December 31, 2009

	Parent	2014 Notes Issuer	2014 Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$-	$-	$2,210,629	$-	$-	$2,210,629
Freight and handling revenues	-	-	189,874	-	-	189,874
Other revenues	-	-	91,135	3,869	-	95,004
Total revenues	-	-	2,491,638	3,869	-	2,495,507
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	-	-	1,616,905	-	-	1,616,905
Freight and handling costs	-	-	189,874	-	-	189,874
Other expenses	-	-	21,016	-	-	21,016
Depreciation, depletion and amortization	-	-	252,395	-	-	252,395
Amortization of acquired coal supply agreements, net	-	-	127,608	-	-	127,608
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	78	-	169,236	1,100	-	170,414
Total costs and expenses	78	-	2,377,034	1,100	-	2,378,212
(Loss) income from operations	(78)	-	114,604	2,769	-	117,295
Other income (expense):
Interest expense	(18,758)	(17,559)	(45,086)	(1,422)	-	(82,825)
Interest income	-	-	1,769	-	-	1,769
Loss on early extinguishment of debt	-	-	(5,641)	-	-	(5,641)
Miscellaneous income (expense), net	-	-	3,186	-	-	3,186
Total other expense, net	(18,758)	(17,559)	(45,772)	(1,422)	-	(83,511)
(Loss) income from continuing operations before income taxes and equity in earnings of investments in Issuer and Guarantor Subsidiaries	(18,836)	(17,559)	68,832	1,347	-	33,784
Income tax benefit (expense)	7,346	6,848	19,354	(525)	-	33,023
Equity in earnings of investments in Issuer and Guarantor Subsidiaries	69,495	32,534	-	-	(102,029)	-
Income from continuing operations	58,005	21,823	88,186	822	(102,029)	66,807
Discontinued operations:
Loss from discontinued operations	-	-	(14,278)	-	-	(14,278)
Income tax benefit	-	-	5,476	-	-	5,476
Loss from discontinued operations	-	-	(8,802)	-	-	(8,802)
Net income	58,005	21,823	79,384	822	(102,029)	58,005
Less: Net income from discontinued operations attributable to non-controlling interest	-	-	-	-	-	-
Net income attributable to Alpha Natural Resources, Inc.	$58,005	$21,823	$79,384	$822	$(102,029)	$58,005

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Consolidating Statement of Operations
Year Ended December 31, 2008

	Parent	2014 Notes Issuer	2014 Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$-	$-	$2,140,367	$-	$-	$2,140,367
Freight and handling revenues	-	-	279,853	-	-	279,853
Other revenues	-	-	48,533	-	-	48,533
Total revenues	-	-	2,468,753	-	-	2,468,753
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	-	-	1,627,960	-	-	1,627,960
Gain on sale of coal reserves	-	-	(12,936)	-	-	(12,936)
Freight and handling costs	-	-	279,853	-	-	279,853
Other expenses	-	-	91,461	-	-	91,461
Depreciation, depletion and amortization	-	-	164,969	-	-	164,969
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	-	-	71,923	-	-	71,923
Total costs and expenses	-	-	2,223,230	-	-	2,223,230
Income from operations	-	-	245,523	-	-	245,523
Other income (expense):
Interest expense	(13,295)	-	(26,517)	-	-	(39,812)
Interest income	-	-	7,351	-	-	7,351
Loss on early extinguishment of debt	-	-	(14,702)	-	-	(14,702)
Gain on termination of Cliffs' merger, net	56,315	-	-	-	-	56,315
Miscellaneous income (expense), net	20	-	(3,854)	-	-	(3,834)
Total other income (expense), net	43,040	-	(37,722)	-	-	5,318
Income from continuing operations before income taxes and equity in earnings of investments in Issuer and Guarantor Subsidiaries	43,040	-	207,801	-	-	250,841
Income tax expense	(16,786)	-	(35,456)	-	-	(52,242)
Equity in earnings of investments in Issuer and Guarantor Subsidiaries	139,447	-	4,192	-	(143,639)	-
Income from continuing operations	165,701	-	176,537	-	(143,639)	198,599
Discontinued operations:
Loss from discontinued operations	-	-	(19,600)	(8,273)	-	(27,873)
Mine closure/asset impairment charges	-	-	(30,172)	-	-	(30,172)
Gain on sale of discontinued operations	-	-	-	13,622	-	13,622
Income tax benefit (expense)	-	-	12,682	(1,647)	-	11,035
(Loss) income from discontinued operations	-	-	(37,090)	3,702	-	(33,388)
Net income (loss)	165,701	-	139,447	3,702	(143,639)	165,211
Less: Net loss from discontinued operations attributable to non-controlling interest	-	-	-	(490)	-	(490)
Net income attributable to Alpha Natural Resources, Inc.	$165,701	$-	$139,447	$4,192	$(143,639)	$165,701

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Consolidating Statement of Operations
Year Ended December 31, 2007

	Parent	2014 Notes Issuer	2014 Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$-	$-	$1,558,665	$-	$-	$1,558,665
Freight and handling revenues	-	-	205,086	-	-	205,086
Other revenues	-	-	42,403	-	-	42,403
Total revenues	-	-	1,806,154	-	-	1,806,154
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	-	-	1,284,840	-	-	1,284,840
Freight and handling costs	-	-	205,086	-	-	205,086
Other expenses	-	-	22,725	-	-	22,725
Depreciation, depletion and amortization	-	-	153,987	-	-	153,987
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	51	-	58,434	-	-	58,485
Total costs and expenses	51	-	1,725,072	-	-	1,725,123
(Loss) income from operations	(51)	-	81,082	-	-	81,031
Other income (expense):
Interest expense	-	-	(40,366)	-	-	(40,366)
Interest income	-	-	2,266	-	-	2,266
Miscellaneous expense, net	-	-	(93)	-	-	(93)
Total other expense, net	-	-	(38,193)	-	-	(38,193)
(Loss) income from continuing operations before income taxesand equity in earnings of investments in Issuer and Guarantor Subsidiaries	(51)	-	42,889	-	-	42,838
Income tax benefit (expense)	20	-	(9,985)	-	-	(9,965)
Equity in earnings (losses) of investments in Issuer and Guarantor Subsidiaries	27,765	-	(2,256)	-	(25,509)	-
Income from continuing operations	27,734	-	30,648	-	(25,509)	32,873
Discontinued operations:
Loss from discontinued operations	-	-	(3,653)	(3,000)	-	(6,653)
Income tax benefit	-	-	770	565	-	1,335
Loss from discontinued operations	-	-	(2,883)	(2,435)	-	(5,318)
Net income (loss)	27,734	-	27,765	(2,435)	(25,509)	27,555
Less: Net loss from discontinued operations attributable to non-controlling interest	-	-	-	(179)	-	(179)
Net income (loss) attributable to Alpha Natural Resources, Inc.	$27,734	$-	$27,765	$(2,256)	$(25,509)	$27,734

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flow
Year Ended December 31, 2009

	Parent	2014 Notes Issuer	2014 Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash (used in) provided by operating activities	$(5,359)	$(16,122)	$373,832	$3,869	$356,220

Investing activities:
Capital expenditures	$-	$-	$(187,093)	$-	$(187,093)
Cash acquired from Foundation	-	-	23,505	-	23,505
Proceeds from disposition of property and equipment	-	-	1,197	-	1,197
Purchases of marketable securities	-	-	(119,419)	-	(119,419)
Net cash used in investing activities	$-	$-	$(281,810)	$-	$(281,810)

Financing activities:
Principal repayments of note payable	$-	$-	$(18,288)	$-	$(18,288)
Principal repayments on long-term debt	-	(16,750)	(233,125)	-	(249,875)
Debt issuance costs	-	-	(11,253)	(1,814)	(13,067)
Excess tax benefit from stock-based awards	-	-	434	-	434
Common stock repurchases	(8,874)	-	-	-	(8,874)
Proceeds from exercise of stock options	5,171	-	-	-	5,171
Other, net	-	-	(232)	-	(232)
Transactions with affiliates	5,151	32,872	(35,968)	(2,055)	-
Net cash provided by (used in) financing activities	$1,448	$16,122	$(298,432)	$(3,869)	$(284,731)

Net decrease in cash and cash equivalents	$(3,911)	$-	$(206,410)	$-	$(210,321)
Cash and cash equivalents at beginning of period	73,321	-	602,869	-	676,190
Cash and cash equivalents at end of period	$69,410	$-	$396,459	$-	$465,869

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flow
Year Ended December 31, 2008

	Parent	2014 Notes Issuer	2014 Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash (used in) provided by operating activities	$(3,698)	$-	$475,870	$(14,129)	$458,043

Investing activities:
Capital expenditures	$-	$-	$(137,751)	$-	$(137,751)
Proceeds from disposition of property and equipment	-	-	16,649	-	16,649
Proceeds from sale of discontinued operations	-	-	-	45,000	45,000
Proceeds from sale of investment in coal terminal	-	-	1,500	-	1,500
Investment in Dominion Terminal Facility	-	-	(2,824)	-	(2,824)
Other, net	-	-	(199)	-	(199)
Net cash (used in) provided by investing activities	$-	$-	$(122,625)	$45,000	$(77,625)

Financing activities:
Proceeds from issuance of long-term debt	$287,500	$-	$-	$-	$287,500
Payments of bank overdraft	-	-	(160)	-	(160)
Principal repayments of note payable	-	-	(595)	-	(595)
Principal repayments on long-term debt	-	-	(175,473)	(18,500)	(193,973)
Debt issuance costs	(10,861)	-	-	-	(10,861)
Premium payment on early extinguishment of debt	-	-	(10,736)	-	(10,736)
Excess tax benefit from stock-based awards	1,980	-	-	-	1,980
Proceeds from issuance of common stock, net	164,666	-	-	-	164,666
Proceeds from exercise of stock options	3,586	-	-	-	3,586
Transactions with affiliates	(369,865)	-	389,447	(19,582)	-
Net cash provided by (used in) financing activities	$77,006	$-	$202,483	$(38,082)	$241,407

Net increase (decrease) in cash and cash equivalents	$73,308	$-	$555,728	$(7,211)	$621,825
Cash and cash equivalents at beginning of period	13	-	47,141	7,211	54,365
Cash and cash equivalents at end of period	$73,321	$-	$602,869	$-	$676,190

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flow
Year Ended December 31, 2007

	Parent	2014 Notes Issuer	2014 Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash (used in) provided by operating activities	$(1,799)	$-	$228,076	$(536)	$225,741

Investing activities:
Capital expenditures	$-	$-	$(104,109)	$(22,272)	$(126,381)
Proceeds from disposition of property and equipment	-	-	6,101	-	6,101
Purchase of acquired companies	-	-	(43,893)	(15)	(43,908)
Other, net	-	-	(1,015)	-	(1,015)
Net cash used in investing activities	$-	$-	$(142,916)	$(22,287)	$(165,203)

Financing activities:
Proceeds from issuance of long-term debt	$-	$-	$400	$18,500	$18,900
Payments on bank overdraft	-	-	(23,654)	-	(23,654)
Principal repayments of note payable	-	-	(20,941)	-	(20,941)
Principal repayments on long-term debt	-	-	(15,580)	-	(15,580)
Excess tax benefit from share-based awards	40	-	-	-	40
Proceeds from exercise of stock options	3,932	-	-	-	3,932
Other, net	-	-	(2,126)	-	(2,126)
Transactions with affiliates	(2,126)	-	(8,667)	10,793	-
Net cash (used in) provided by financing activities	$1,846	$-	$(70,568)	$29,293	$(39,429)

Net increase in cash and cash equivalents	$47	$-	$14,592	$6,470	$21,109
Cash and cash equivalents at beginning of period	(34)	-	32,549	741	33,256
Cash and cash equivalents at end of period	$13	$-	$47,141	$7,211	$54,365

The Company may in the future issue new debt securities registered pursuant to a registration statement on Form S-3 filed by the Company and certain co-registrants on March 15, 2010 (the “New Notes”) that would be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the 2014 Notes Guarantor Subsidiaries and the 2014 Notes Issuer (collectively, the “New Notes Guarantor Subsidiaries”).

Presented below are condensed, consolidating financial statements as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008, and 2007, respectively, based on the guarantor structure that would be in place in the event the Company issues New Notes in the future. As the Merger is treated as a “reverse acquisition” and Old Alpha is treated as the accounting acquirer, Old Alpha’s historical financial statements became the historical financial statements of the Company for comparative purposes. As a result, “Parent” in the tables below refers to Old Alpha in reference to dates prior to the Merger and to the Company in reference to dates following the Merger, and refers to the Company as the issuer of any New Notes that may be issued in the future; and information for “New Notes Guarantor Subsidiaries” prior to the Merger includes only those New Notes Guarantor Subsidiaries that were subsidiaries of Old Alpha prior to the Merger. "Non-Guarantor Subsidiaries" refers, for the tables below dated as of and for the periods ended December 31, 2009, to ANR Receivables Funding LLC, a wholly-owned indirect subsidiary of the Company formed on March 25, 2009 in connection with the A/R Facility, and, for the tables below for the periods ended December 31, 2008 and 2007, to Gallatin Materials, LLC, which the Company disposed of on September 26, 2008.  Neither Non-Guarantor Subsidiary will be a guarantor of any New Notes that may be issued by the Company. Separate consolidated financial statements and other disclosures concerning the New Notes Guarantor Subsidiaries are not presented because management believes that such information would not be material to holders of any New Notes or related guarantees that may be issued by the Company.

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Balance Sheet
December 31, 2009

		New Notes
	Parent	Guarantor	Non-Guarantor		Total
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$69,410	$396,459	$-	$-	$465,869
Trade accounts receivable, net	-	18,541	214,090	-	232,631
Inventories, net	-	176,372	-	-	176,372
Prepaid expenses and other current assets	-	176,953	-	-	176,953
Total current assets	69,410	768,325	214,090	-	1,051,825

Property, equipment and mine development costs, net	-	1,082,446	-	-	1,082,446
Owned and leased mineral rights, net	-	1,985,855	-	-	1,985,855
Owned lands	-	91,262	-	-	91,262
Goodwill	-	357,868	-	-	357,868
Acquired coal supply agreements, net	-	396,491	-	-	396,491
Other non-current assets	4,121,982	4,219,484	49,472	(8,233,914)	157,024
Total assets	$4,191,392	$8,901,731	$263,562	$(8,233,914)	$5,122,771

Liabilities
Current liabilities:
Current portion of long-term debt	$-	$33,500	$-	$-	$33,500
Trade accounts payable	1,469	141,931	-	-	143,400
Accrued expenses and other current liabilities	1,423	256,802	68	-	258,293
Total current liabilities	2,892	432,233	68	-	435,193

Long-term debt	210,524	546,229	-	-	756,753
Pension and postretirement medical benefit obligations	-	682,991	-	-	682,991
Asset retirement obligations	-	190,724	-	-	190,724
Deferred income taxes	-	316,464	-	-	316,464
Other non-current liabilities	1,386,687	1,276,872	259,172	(2,773,374)	149,357
Total liabilities	1,600,103	3,445,513	259,240	(2,773,374)	2,531,482

Stockholders' Equity
Total stockholders' equity:	2,591,289	5,456,218	4,322	(5,460,540)	2,591,289
Total liabilities and stockholders' equity	$4,191,392	$8,901,731	$263,562	$(8,233,914)	$5,122,771

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Balance Sheet
December 31, 2008

		New Notes
	Parent	Guarantor	Non-Guarantor		Total
	(Issuer)	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$73,321	$602,869	$-	$-	$676,190
Trade accounts receivable, net	-	163,674	-	-	163,674
Inventories, net	-	86,594	-	-	86,594
Prepaid expenses and other current assets	394	64,931	-	-	65,325
Total current assets	73,715	918,068	-	-	991,783

Property, equipment and mine development costs, net	-	356,758	-	-	356,758
Owned and leased mineral rights, net	-	180,458	-	-	180,458
Owned lands	-	12,882	-	-	12,882
Goodwill	-	20,547	-	-	20,547
Deferred income taxes	-	83,689	-	-	83,689
Other non-current assets	1,167,444	301,967	-	(1,405,690)	63,721
Total assets	$1,241,159	$1,874,369	$-	$(1,405,690)	$1,709,838

Liabilities
Current liabilities:
Current portion of long-term debt	$-	$232	$-	$-	$232
Note payable	-	18,288	-	-	18,288
Trade accounts payable	-	102,975	-	-	102,975
Accrued expenses and other current liabilities	2,243	138,216	-	-	140,459
Total current liabilities	2,243	259,711	-	-	261,954

Long-term debt	199,669	233,126	-	-	432,795
Pension and postretirement medical benefit obligations	-	60,211	-	-	60,211
Asset retirement obligations	-	90,565	-	-	90,565
Other non-current liabilities	243,555	224,678	-	(399,612)	68,621
Total liabilities	445,467	868,291	-	(399,612)	914,146

Stockholders' Equity
Total stockholders' equity:	795,692	1,006,078	-	(1,006,078)	795,692
Total liabilities and stockholders' equity	$1,241,159	$1,874,369	$-	$(1,405,690)	$1,709,838

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Consolidating Statement of Operations
Year Ended December 31, 2009

	Parent (Issuer)	New Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$-	$2,210,629	$-	$-	$2,210,629
Freight and handling revenues	-	189,874	-	-	189,874
Other revenues	-	91,135	3,869	-	95,004
Total revenues	-	2,491,638	3,869	-	2,495,507
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	-	1,616,905	-	-	1,616,905
Freight and handling costs	-	189,874	-	-	189,874
Other expenses	-	21,016	-	-	21,016
Depreciation, depletion and amortization	-	252,395	-	-	252,395
Amortization of acquired coal supply agreements, net	-	127,608	-	-	127,608
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	78	169,236	1,100	-	170,414
Total costs and expenses	78	2,377,034	1,100	-	2,378,212
(Loss) income from operations	(78)	114,604	2,769	-	117,295
Other income (expense):
Interest expense	(18,758)	(62,645)	(1,422)	-	(82,825)
Interest income	-	1,769	-	-	1,769
Loss on early extinguishment of debt	-	(5,641)	-	-	(5,641)
Miscellaneous income (expense), net	-	3,186	-	-	3,186
Total other expense, net	(18,758)	(63,331)	(1,422)	-	(83,511)
(Loss) income from continuing operations before income taxes and equity in earnings of investments in Guarantor and Non-Gurarantor Subsidiaries	(18,836)	51,273	1,347	-	33,784
Income tax benefit (expense)	7,346	26,202	(525)	-	33,023
Equity in earnings of investments in Grarantor and Non-Guarantor Subsidiaries	69,495	32,534	-	(102,029)	-
Income from continuing operations	58,005	110,009	822	(102,029)	66,807
Discontinued operations:
Loss from discontinued operations	-	(14,278)	-	-	(14,278)
Income tax benefit	-	5,476	-	-	5,476
Loss from discontinued operations	-	(8,802)	-	-	(8,802)
Net income	58,005	101,207	822	(102,029)	58,005
Less: Net income from discontinued operations attributable to non-controlling interest	-	-	-	-	-
Net income attributable to Alpha Natural Resources, Inc.	$58,005	$101,207	$822	$(102,029)	$58,005

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Consolidating Statement of Operations
Year Ended December 31, 2008

	Parent (Issuer)	New Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$-	$2,140,367	$-	$-	$2,140,367
Freight and handling revenues	-	279,853	-	-	279,853
Other revenues	-	48,533	-	-	48,533
Total revenues	-	2,468,753	-	-	2,468,753
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	-	1,627,960	-	-	1,627,960
Gain on sale of coal reserves	-	(12,936)	-	-	(12,936)
Freight and handling costs	-	279,853	-	-	279,853
Other expenses	-	91,461	-	-	91,461
Depreciation, depletion and amortization	-	164,969	-	-	164,969
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	-	71,923	-	-	71,923
Total costs and expenses	-	2,223,230	-	-	2,223,230
Income from operations	-	245,523	-	-	245,523
Other income (expense):
Interest expense	(13,295)	(26,517)	-	-	(39,812)
Interest income	-	7,351	-	-	7,351
Loss on early extinguishment of debt	-	(14,702)	-	-	(14,702)
Gain on termination of Cliffs' merger, net	56,315	-	-	-	56,315
Miscellaneous income (expense), net	20	(3,854)	-	-	(3,834)
Total other income (expense), net	43,040	(37,722)	-	-	5,318
Income from continuing operations before income taxes and equity in earnings of investments in Guarantor and Non-Gurarantor Subsidiaries	43,040	207,801	-	-	250,841
Income tax expense	(16,786)	(35,456)	-	-	(52,242)
Equity in earnings of investments in Grarantor and Non-Guarantor Subsidiaries	139,447	4,192	-	(143,639)	-
Income from continuing operations	165,701	176,537	-	(143,639)	198,599
Discontinued operations:
Loss from discontinued operations	-	(19,600)	(8,273)	-	(27,873)
Mine closure/asset impairment charges	-	(30,172)	-	-	(30,172)
Gain on sale of discontinued operations	-	-	13,622	-	13,622
Income tax benefit (expense)	-	12,682	(1,647)	-	11,035
(Loss) income from discontinued operations	-	(37,090)	3,702	-	(33,388)
Net income (loss)	165,701	139,447	3,702	(143,639)	165,211
Less: Net loss from discontinued operations attributable to non-controlling interest	-	-	(490)	-	(490)
Net income attributable to Alpha Natural Resources, Inc.	$165,701	$139,447	$4,192	$(143,639)	$165,701

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Consolidating Statement of Operations
Year Ended December 31, 2007

	Parent (Issuer)	New Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Coal revenues	$-	$1,558,665	$-	$-	$1,558,665
Freight and handling revenues	-	205,086	-	-	205,086
Other revenues	-	42,403	-	-	42,403
Total revenues	-	1,806,154	-	-	1,806,154
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	-	1,284,840	-	-	1,284,840
Freight and handling costs	-	205,086	-	-	205,086
Other expenses	-	22,725	-	-	22,725
Depreciation, depletion and amortization	-	153,987	-	-	153,987
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	51	58,434	-	-	58,485
Total costs and expenses	51	1,725,072	-	-	1,725,123
(Loss) income from operations	(51)	81,082	-	-	81,031
Other income (expense):
Interest expense	-	(40,366)	-	-	(40,366)
Interest income	-	2,266	-	-	2,266
Miscellaneous expense, net	-	(93)	-	-	(93)
Total other expense, net	-	(38,193)	-	-	(38,193)
(Loss) income from continuing operations before income taxes and equity in earnings of investments in Guarantor and Non-Gurarantor Subsidiaries	(51)	42,889	-	-	42,838
Income tax benefit (expense)	20	(9,985)	-	-	(9,965)
Equity in earnings (losses) of investments in Guarantor and Non-Guarantor Subsidiaries	27,765	(2,256)	-	(25,509)	-
Income from continuing operations	27,734	30,648	-	(25,509)	32,873
Discontinued operations:
Loss from discontinued operations	-	(3,653)	(3,000)	-	(6,653)
Income tax benefit	-	770	565	-	1,335
Loss from discontinued operations	-	(2,883)	(2,435)	-	(5,318)
Net income (loss)	27,734	27,765	(2,435)	(25,509)	27,555
Less: Net loss from discontinued operations attributable to non-controlling interest	-	-	(179)	-	(179)
Net income (loss) attributable to Alpha Natural Resources, Inc.	$27,734	$27,765	$(2,256)	$(25,509)	$27,734

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flow
Year Ended December 31, 2009

	Parent (Issuer)	New Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash (used in) provided by operating activities	$(5,359)	$357,710	$3,869	$356,220

Investing activities:
Capital expenditures	$-	$(187,093)	$-	$(187,093)
Cash acquired from Foundation	-	23,505	-	23,505
Proceeds from disposition of property and equipment	-	1,197	-	1,197
Purchases of marketable securities	-	(119,419)	-	(119,419)
Net cash used in investing activities	$-	$(281,810)	$-	$(281,810)

Financing activities:
Principal repayments of note payable	$-	$(18,288)	$-	$(18,288)
Principal repayments on long-term debt	-	(249,875)	-	(249,875)
Debt issuance costs	-	(11,253)	(1,814)	(13,067)
Excess tax benefit from stock-based awards	-	434	-	434
Common stock repurchases	(8,874)	-	-	(8,874)
Proceeds from exercise of stock options	5,171	-	-	5,171
Other, net	-	(232)	-	(232)
Transactions with affiliates	5,151	(3,096)	(2,055)	-
Net cash provided by (used in) financing activities	$1,448	$(282,310)	$(3,869)	$(284,731)

Net decrease in cash and cash equivalents	$(3,911)	$(206,410)	$-	$(210,321)
Cash and cash equivalents at beginning of period	73,321	602,869	-	676,190
Cash and cash equivalents at end of period	$69,410	$396,459	$-	$465,869

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flow
Year Ended December 31, 2008

	Parent (Issuer)	New Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash (used in) provided by operating activities	$(3,698)	$475,870	$(14,129)	$458,043

Investing activities:
Capital expenditures	$-	$(137,751)	$-	$(137,751)
Proceeds from disposition of property and equipment	-	16,649	-	16,649
Proceeds from sale of discontinued operations	-	-	45,000	45,000
Proceeds from sale of investment in coal terminal	-	1,500	-	1,500
Investment in Dominion Terminal Facility	-	(2,824)	-	(2,824)
Other, net	-	(199)	-	(199)
Net cash (used in) provided by investing activities	$-	$(122,625)	$45,000	$(77,625)

Financing activities:
Proceeds from issuance of long-term debt	$287,500	$-	$-	$287,500
Payments of bank overdraft	-	(160)	-	(160)
Principal repayments of note payable	-	(595)	-	(595)
Principal repayments on long-term debt	-	(175,473)	(18,500)	(193,973)
Debt issuance costs	(10,861)	-	-	(10,861)
Premium payment on early extinguishment of debt	-	(10,736)	-	(10,736)
Excess tax benefit from stock-based awards	1,980	-	-	1,980
Proceeds from issuance of common stock, net	164,666	-	-	164,666
Proceeds from exercise of stock options	3,586	-	-	3,586
Transactions with affiliates	(369,865)	389,447	(19,582)	-
Net cash provided by (used in) financing activities	$77,006	$202,483	$(38,082)	$241,407

Net increase (decrease) in cash and cash equivalents	$73,308	$555,728	$(7,211)	$621,825
Cash and cash equivalents at beginning of period	13	47,141	7,211	54,365
Cash and cash equivalents at end of period	$73,321	$602,869	$-	$676,190

Alpha Natural Resources, Inc. and Subsidiaries
Supplemental Condensed Consolidating Statement of Cash Flow
Year Ended December 31, 2007

	Parent (Issuer)	New Notes Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Net cash (used in) provided by operating activities	$(1,799)	$228,076	$(536)	$225,741

Investing activities:
Capital expenditures	$-	$(104,109)	$(22,272)	$(126,381)
Proceeds from disposition of property and equipment	-	6,101	-	6,101
Purchase of acquired companies	-	(43,893)	(15)	(43,908)
Other, net	-	(1,015)	-	(1,015)
Net cash used in investing activities	$-	$(142,916)	$(22,287)	$(165,203)

Financing activities:
Proceeds from issuance of long-term debt	$-	$400	$18,500	$18,900
Payments on bank overdraft	-	(23,654)	-	(23,654)
Principal repayments of note payable	-	(20,941)	-	(20,941)
Principal repayments on long-term debt	-	(15,580)	-	(15,580)
Excess tax benefit from share-based awards	40	-	-	40
Proceeds from exercise of stock options	3,932	-	-	3,932
Other, net	-	(2,126)	-	(2,126)
Transactions with affiliates	(2,126)	(8,667)	10,793	-
Net cash (used in) provided by financing activities	$1,846	$(70,568)	$29,293	$(39,429)

Net increase in cash and cash equivalents	$47	$14,592	$6,470	$21,109
Cash and cash equivalents at beginning of period	(34)	32,549	741	33,256
Cash and cash equivalents at end of period	$13	$47,141	$7,211	$54,365

 (24)  Discontinued Operations

Gallatin Materials, LLC

On September 26, 2008, the Company completed the sale of its interest in Gallatin for cash in the amount of $45,000. An escrow balance of $4,500 was established at the time of the sale by the Company to indemnify and guarantee the buyer against breaches of representations and warranties in the sale agreement and contingencies that may have existed at closing and materialize within one year from the date of the sale. As of December 31, 2009, all outstanding obligations had been satisfied and the balance of the escrow account has been released. The Company recorded a gain on the sale of $13,622 in the third quarter of 2008. The results of operations for prior periods have been reported as discontinued operations. Previously, the results of operations were reported in the All Other segment of Old Alpha.

The following table reflects the activities for Gallatin’s discontinued operations for the years ended December 31, 2008 and 2007:

	2008	2007
Total revenues	$6,863	$—
Total costs and expenses	(13,206)	(3,227)
Interest income (expense)	(1,930)	227
Gain on sale of discontinued operations	13,622	—
Income (loss) from operations	$5,349	$(3,000)
Income tax (expense) benefit from discontinued operations	(1,647)	565
Noncontrolling interest in loss from discontinued operations	490	179
Income (loss) from discontinued operations	$4,192	$(2,256)

In connection with the sale of Gallatin on September 26, 2008, the noncontrolling interest holders contributed their interests in Gallatin in exchange for cash, thereby eliminating the noncontrolling interest.

Kingwood Mining Company, LLC

On December 3, 2008, the Company announced the permanent closure of Kingwood. The decision was a result of adverse geologic conditions and regulatory requirements that rendered the coal seam unmineable at this location. The mine stopped producing coal in early January 2009 and Kingwood ceased equipment recovery operations at the end of April 2009. Beginning in the first quarter of 2009, the results of operations for the current and prior periods have been reported as discontinued operations. Previously, the results of operations were reported in the Coal Operations segment of Old Alpha.

The following table reflects the activities for Kingwood’s discontinued operations for the years ended December 31, 2009, 2008 and 2007:

	For the Years Ended December 31,
	2009	2008	2007
Total revenues	$3,496	$88,710	$88,612
Total costs and expenses	(17,774)	(138,486)	(92,265)
Loss from operations	(14,278)	(49,776)	(3,653)
Other expense	—	4	—
Income tax benefit from discontinued operations	5,476	12,682	770
Loss from discontinued operations	$(8,802)	$(37,090)	$(2,883)

The assets and liabilities of Kingwood Mining Company, LLC as of December 31, 2009 and 2008 are shown below:

	December 31,
	2009	2008
Current assets	$—	$246
Property, plant, and equipment, net	1,636	12,387
Other assets	442	457
Assets of discontinued operations	$2,078	$13,090
Current liabilities	$4,830	$10,308
Noncurrent liabilities	10,166	11,606
Liabilities of discontinued operations	$14,996	$21,914
Net liability	$(12,918)	$(8,824)

The following table displays a roll-forward of Kingwood’s liability for the severance charge, included in current liabilities above, from December 31, 2008 through December 31, 2009:

	Accrual at December 31, 2008	Payments	Accrual at December 31, 2009
Severance and related personnel expenses	$3,433	$3,375	$58

(25)  Supplemental Cash Flow Disclosures

Cash paid for interest (net of amounts capitalized) for the years ended December 31, 2009, 2008 and 2007 was $40,437, $33,110 and $37,448, respectively. Income taxes paid, net of refunds, by the Company for the years ended December 31, 2009, 2008 and 2007 were $20,643, $35,018 and $13,090, respectively.

(26)  Quarterly Financial Information (Unaudited)

	Year Ended December 31, 2009
	First Quarter(1)	Second Quarter(1)	Third Quarter(2)	Fourth Quarter(3)
Total revenues from continuing operations	$485,959	$387,015	$729,246	$893,287
Income (loss) from continuing operations	46,621	16,678	(16,740)	20,248
Income (loss) from discontinued operations attributable to Alpha Natural Resources, Inc.	(5,657)	(1,319)	475	(2,301)
Net income (loss) attributable to Alpha Natural Resources, Inc.	40,964	15,359	(16,265)	17,947
Basic earnings per share — income (loss) from continuing operations	0.67	0.24	(0.16)	0.17
Basic earnings per share — loss from discontinued operations	(0.08)	(0.02)	—	(0.02)
Diluted earnings per share — income (loss) from continuing operations	0.66	0.24	(0.16)	0.17
Diluted earnings per share — loss from discontinued operations	(0.08)	(0.02)	—	(0.02)
Basic earnings per share — net income (loss)	0.59	0.22	(0.16)	0.15
Diluted earnings per share — net income (loss)	0.58	0.22	(0.16)	0.15

(1)
Amounts reported for total revenues from continuing operations were adjusted from the amounts previously reported for the periods ended March 31, 2009 and June 30, 2009 by ($776) and $846, respectively. The change in total revenues from continuing operations relates to the change in presentation of amounts related to derivative gains and losses and contract settlements. See Note 2 for additional information related to the current year presentation.

(2)
Amounts reported for loss from continuing operations and net loss attributable to Alpha Natural Resources, Inc. and the related basic and diluted earnings-per-share amounts in the Quarterly Report on Form 10-Q for the period ended September 30, 2009 have been adjusted due to the correction of an error discovered in the fourth quarter of 2009 and deemed to be immaterial by the Company. The error related to recording as an expense an employee benefit payment that had previously been accrued, thereby overstating the Company’s loss from continuing operations and net loss attributable to Alpha Natural Resources, Inc. and related basic and diluted earnings-per-share amounts for the three months ended September 30, 2009. The Company has adjusted its results for the three months ended September 30, 2009 to correct the immaterial error. The following table illustrates the effects of the correction:

	Previously Reported	Adjustments	As Adjusted
Loss from continuing operations	$(19,974)	$3,234	$(16,740)
Net loss attributable to Alpha Natural Resources, Inc.	$(19,499)	$3,234	$(16,265)
Basic earnings per share - loss from discontinued operations	$(0.19)	$0.03	$(0.16)
Diluted earnings per share - loss from discontinued operations	$(0.19)	$0.03	$(0.16)
Basic earnings per share - net loss	$(0.19)	$0.03	$(0.16)
Diluted earnings per share - net loss	$(0.19)	$0.03	$(0.16)
(3)	Total revenue from continuing operations in the fourth quarter of 2009 includes a gain of $18,100 related to the modification of a coal supply agreement.

	Year Ended December 31, 2008
	First Quarter(1)	Second Quarter(1)	Third Quarter	Fourth Quarter(1)
Total revenues from continuing operations	$507,460	$689,288	$688,404	$583,601
Income from continuing operations	27,989	70,606	66,107	33,897
Income (loss) from discontinued operations attributable to Alpha Natural Resources, Inc.	(2,459)	(3,474)	1,324	(28,289)
Net income attributable to Alpha Natural Resources, Inc.	25,530	67,132	67,431	5,608
Basic earnings per share — income from continuing operations	0.43	1.02	0.95	0.49
Basic earnings per share — income (loss) from discontinued operations	(0.04)	(0.05)	0.02	(0.41)
Diluted earnings per share — income from continuing operations	0.43	0.99	0.91	0.49
Diluted earnings per share — income (loss) from discontinued operations	(0.04)	(0.05)	0.02	(0.41)
Basic earnings per share — net income	0.39	0.97	0.97	0.08
Diluted earnings per share — net income	0.39	0.94	0.93	0.08

(1)
Amounts reported for total revenues from continuing operations were adjusted from the amounts previously reported for the periods ended March 31, 2008, June 30, 2008 and December 31, 2008 by $14,404, ($12,479) and $7,253, respectively. The change in total revenues from continuing operations relates primarily to the change in presentation of amounts related to derivative gains and losses and contract settlements. See Note 2 for additional information related to the current year presentation.

(2)
Income (loss) from continuing operations for the quarter ended December 31, 2008 includes a $56,315 pre-tax net gain reflecting proceeds less transaction costs from the $70,000 payment received from Cliffs upon termination of its planned merger with the Company, a pre-tax unrealized loss of $36,171 related to mark-to-market losses on derivative contracts, a pre-tax $12,300 charge relating to a coal contract settlement, a pre-tax impairment charge of $4,534 related to the Company’s equity investment in the Excelven joint venture, and an income tax charge of $8,035 to increase the valuation allowance for deferred tax assets. Included in discontinued operations for the quarter ended December 31, 2008 is a pre-tax $30,172 charge related to the closure of Kingwood.

(27)  Subsequent Events

In February 2010, the Company entered into a 50/50 joint venture with Rice Drilling Company, LLC (the “Joint Venture”) to develop a portion of the Company’s approximately 20,000 acres of Marcellus shale gas reserves in southwestern Pennsylvania. Subsequent to the agreement, the initial phase of development began and the Joint Venture is currently drilling the first of four wells planned for 2010.